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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CTC Media, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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April 11, 2013

Dear CTC Media Stockholder:

        You are cordially invited to our Annual Meeting of Stockholders on Tuesday, April 30, 2013, beginning at 2:00 p.m., local time, at the offices of WilmerHale, Alder Castle, 10 Noble Street, London, EC2V 7QJ, United Kingdom. The enclosed Notice of Annual Meeting of Stockholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. Our Board of Directors recommends that stockholders vote "FOR" proposals one, two and three.

        We look forward to seeing you there.

                      Very truly yours,

                      Boris Podolsky
                       Chief Executive Officer

CTC MEDIA, INC.
31A Leningradsky Prospekt
Moscow, 125284 Russia

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 30, 2013

Dear CTC Media Stockholder:

        The 2013 Annual Meeting of Stockholders of CTC Media, Inc., a Delaware corporation, will be held on Tuesday, April 30, 2013 at 2:00 p.m., local time, at the offices of WilmerHale, Alder Castle, 10 Noble Street, London EC2V 7QJ, United Kingdom. At the meeting, stockholders will consider and vote on the following matters:

  1.
  to elect three Class I Directors, each for a three-year term;

  2.
  to ratify the selection of Ernst &Young LLC as our independent registered public accounting firm for the year ending December 31, 2013;

  3.
  to approve the 2013 Equity Incentive Plan; and

  4.
  to transact such other business as may properly come before the meeting or any adjournment thereof.

        Our Board of Directors has fixed the close of business on March 20, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in "street name", meaning they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. You must instruct your broker how to vote with respect to the election of directors; your broker cannot exercise its discretion to vote on your behalf.

        Our stock transfer books will remain open for the purchase and sale of our common stock.

        A copy of our annual report to stockholders for the year ended December 31, 2012 accompanies this notice and the enclosed proxy statement.

        If you would like to attend the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting a letter from the nominee confirming your beneficial ownership of such shares. In order to vote your shares at the Annual Meeting, you must obtain from the nominee a proxy issued in your name. You must also bring a form of personal identification.

                      By Order of the Board of Directors

                      Nikolay Surikov
                       Chief Financial Officer and Company Secretary

April 11, 2013

CTC MEDIA, INC.
31A Leningradsky Prospekt
Moscow, 125284 Russia

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 30, 2013

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of CTC Media, Inc. (the "Company" or "CTC Media"), a Delaware corporation, for use at the 2013 Annual Meeting of Stockholders to be held on Tuesday, April 30, 2013 at 2:00 p.m., local time, at the offices of WilmerHale, Alder Castle, 10 Noble Street, London, EC2V 7QJ, United Kingdom, and at any adjournment or postponement thereof (the "Annual Meeting").

        Directions to the Alder Castle office of WilmerHale are available by telephone at
+44 (0)20 7645 2400 or at the WilmerHale website at http://www.wilmerhale.com/offices.

        All proxies will be voted in accordance with the stockholders' instructions. If no choice is specified in the proxy, the shares will be voted: FOR the election of the three Class I Directors, each for a three-year term; FOR the ratification of the selection of Ernst & Young LLC as our independent registered public accounting firm for the year ending December 31, 2013; and FOR the approval of the 2013 Equity Incentive Plan. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company (care of Investor Relations) or attendance at the Annual Meeting. Attendance at the Annual Meeting will not in itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

        The notice of annual meeting, this proxy statement and our annual report to stockholders (which includes our annual report on Form l0-K for the year ended December 31, 2012), are being mailed to stockholders on or about April 11, 2013.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on April 30, 2013

        This proxy statement and the annual report on Form 10-K for the year ended December 31, 2012 are available for viewing, printing and downloading at www.edocumentview.com/CTCM.

        Additionally, you can find our Form 10-K for the year ended December 31, 2012 through the Securities and Exchange Commission's electronic data system, called EDGAR, at www.sec.gov. You may also obtain a printed copy of our annual report to stockholders (which includes our annual report on Form 10-K for the year ended December 31, 2012), free of charge, by sending a written request to: Investor Relations, CTC Media, Inc., 31A Leningradsky Prospekt, Moscow, 125284 Russia, by e-mail to ir@ctcmedia.ru or by phone at +7 (495) 783 3650. Copies of any exhibits to our annual report on Form 10-K will be provided upon written request and payment of an appropriate processing fee.

 Matters to be Acted On

        At the Annual Meeting the stockholders will consider and vote on the following matters:

  1.
  the election of three Class I Directors, each for a three-year term;

  2.
  the ratification of the selection of Ernst & Young LLC as our independent registered public accounting firm for the year ending December 31, 2013;

  3.
  the approval of the 2013 Equity Incentive Plan; and

  4.
  such other business as may properly come before the Annual Meeting.

        Our Board of Directors recommends that you vote FOR the election of the three Class I Directors, each for a three-year term; FOR the ratification of the selection of Ernst & Young LLC as our independent registered public accounting firm for the year ending December 31, 2013; and FOR the approval of the 2013 Equity Incentive Plan.

Voting Securities and Votes Required

        At the close of business on March 20, 2013, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were issued and outstanding and entitled to vote 158,160,719 shares of common stock, $0.01 par value per share, of the Company. Each share entitles the record holder to one vote on each matter submitted at the Annual Meeting.

        Under our Amended and Restated By-Laws (the "By-Laws"), the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock present in person or represented by proxy (including "broker non-votes" and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

        The affirmative vote of the holders of a plurality of the shares of common stock voting on the matter is required for the election of directors. The approval of the holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and voting on the matter is required for the ratification of the selection of Ernst & Young LLC and the approval of the 2013 Equity Incentive Plan.

        Many brokers are subject to New York Stock Exchange ("NYSE") rules. The NYSE rules direct that, if you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instruction. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (those shares are treated as "broker non-votes"). Broker non-votes are deemed to be shares entitled to vote on such matters. The election of directors is not considered a discretionary item, nor are matters related to executive compensation. This means that brokers who have not been furnished voting instructions from their clients will not be authorized to vote in their discretion on Proposals One or Three. We urge you to provide voting instructions to your broker so that your votes may be counted. Broker non-votes will not be considered as votes in favor of, or with respect to, Proposals One or Three and thus will have no effect on the outcome of these proposals.

        Abstentions will be counted as present for the purpose of determining the presence of a quorum for transacting business at the Annual Meeting. A stockholder has no ability to abstain in the election of directors. Because Proposals Two and Three require a majority vote of the shares present or represented by proxy at the Annual Meeting, an abstention will have the effect of a vote against these proposals.

Costs of Soliciting Proxies

        We will bear the costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies by telephone, email and personal interviews without additional remuneration. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our common stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 25, 2013 by:

  •
  each person, entity or group of affiliated persons or entities known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

  •
  each of our directors and director nominees;

  •
  each named executive officer (our "named executive officers"), as required by the rules of the Securities and Exchange Commission (the "SEC"); and

  •
  all of our directors and executive officers as a group.

        The beneficial ownership set forth below includes any shares that the person has the right to acquire within 60 days after March 25, 2013 through the exercise or conversion of any stock option or other right. The address for each director and executive officer of the Company is: c/o CTC Media, Inc., 31A Leningradsky Prospekt, Moscow, 125284 Russia.

Name and Address of Beneficial Owner(1)	Number of Outstanding Shares Beneficially Owned, Including Stock Options	Percentage of Common Stock Outstanding
5% stockholders
MTG Russia AB Skeppsbron 18 Box 2096 SE-10313 Stockholm, Sweden	60,008,800	37.94%
Telcrest Investments Limited(2) Themistokli Dervi 3 Julia House 1066, Nicosia Cyprus	39,548,896	25.01%
Capital Research Global Investors(3) 333 South Hope Street Los Angeles, CA 90071	8,289,372	5.24%
Directors, Director Nominees and Named Executive Officers
Hans-Holger Albrecht**	32,600	*
Angelo Codignoni	—	—
Dimitry Afanasiev(4)	—	—
Tamjid Basunia	—	—
Charles Burdick(5)	—	—
Irina Gofman(6)	60,008,800	37.94%
Lorenzo Grabau†(6)	60,008,800	37.94%
Mathias Hermansson(6)	60,008,800	37.94%
Werner Klatten	—	—
Dmitry Lebedev(7)	39,548,896	25.01%
Jørgen Madsen Lindemann††(6)	60,008,800	37.94%
Jean-Pierre Morel	—	—
Timur Weinstein	—	—
Boris Podolsky(8)	668,750	*
Nikolay Surikov	—	—
Viacheslav Murugov(8)	1,025,000	*

Name and Address of Beneficial Owner(1)	Number of Outstanding Shares Beneficially Owned, Including Stock Options	Percentage of Common Stock Outstanding
Viacheslav Sinadski(9)	319,833	*
Sergey Petrov(8)	99,950	*
All current directors and named executive officers as a group (14 persons)(6)(7)(8)(9)	101,703,829	64.30%

*
Represents less than 1% of our outstanding common stock.

**
Mr. Albrecht has tendered his resignation from the Board of Directors, to be effective at the close of the 2013 Annual Meeting.

†
Mr. Grabau has been appointed by the Board of Directors to fill the vacancy created by the resignation of Hans-Holger Albrecht, to be effective as of the close of the 2013 Annual Meeting.

††
Mr. Lindemann has been nominated by the Board of Directors for election as a director at the 2013 Annual Meeting.

(1)
We believe that each stockholder has sole voting and investment power with respect to the shares listed, except as otherwise noted. The number of shares beneficially owned by each stockholder is determined under rules of the SEC, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of March 25, 2012 through the exercise of any stock option or other right. The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of common stock. Shares of common stock which an individual or entity has a right to acquire within the 60-day period following March 25, 2012 pursuant to the exercise of stock options or any other right are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.

(2)
Based solely on a Schedule 13D filed with the Securities and Exchange Commission by Telcrest Investments Limited ("Telcrest") on June 1, 2011, as amended on September 7, 2012. Telcrest was formed for the purpose of acquiring and holding the shares of common stock of CTC Media. The principal business of Telcrest is to function as a holding company. Mediaset, a Russian limited liability company with its principal address at 2A, Rastrelli Sq., 191124, Saint-Petersburg, Russia, is the record owner of the Class A shares of Telcrest, which have sole voting rights other than with respect to certain reserved matters, on which the holders of Class A shares vote with the Class B shares of Telcrest. The Class A Shares constitute approximately 27% of the total issued and outstanding shares (of all classes) of Telcrest. Bank ROSSIYA, a Russian Open Joint Stock Company with its principal address at 2A, Rastrelli Sq., 191124, Saint-Petersburg, Russia, is the owner of the issued and outstanding shares of Mediaset in part directly and in part through its wholly owned subsidiary, IC Abros. Effective as of September 4, 2012, Mediaset acquired all of the outstanding equity interests of Itera Media Ltd., which in turn owns Class B shares of Telcrest (approximately 28% of the outstanding equity (of all classes) of Telcrest). As noted above, the Class B shares have limited voting rights with respect to corporate actions of Telcrest, including the right to vote with the holders of Class A shares on dispositions and transfers of the Shares.

(3)
Based solely on a Schedule 13G filed with the Securities and Exchange Commission by Capital Research Global Investors ("CRGI") on February 9, 2011, as amended on February 3, 2012 and February 6, 2013 (the "CRGI 13G"). CRGI, a division of Capital Research and Management Company ("CRMC"), reports beneficial ownership of 8,289,372 shares of common stock of CTC

  Media as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(4)
Mr. Afanasiev resigned from our Board of Directors effective January 16, 2013.

(5)
Mr. Burdick resigned from our Board of Directors effective April 27, 2012.

(6)
Consists of 60,008,800 shares held by MTG Russia AB, of which Ms. Gofman and Messrs. Grabau, Hermansson and Lindemann disclaim beneficial ownership, except to the extent of their pecuniary interest therein. Ms. Gofman, a member of our Board of Directors, is the CEO of MTG Russia and CIS and is employed by an affiliate of MTG Russia AB. Mr. Hermansson, a member of our Board of Directors until our 2013 Annual Meeting, is the Chief Financial Officer of Modern Times Group MTG AB, an affiliate of MTG Russia AB, and a director of MTG Russia AB. Mr. Lindemann, a director nominee, is Chief Executive Officer of Modern Times Group MTG AB, an affiliate of MTG Russia AB. Mr. Grabau, a director designee, is a non-executive director of Modern Times Group MTG AB, an affiliate of MTG Russia AB.

(7)
Consists of 39,548,896 shares held by Telcrest. Mr. Lebedev is Chairman of the Management Board of Bank ROSSIYA, which has an indirect interest in Telcrest. Mr. Lebedev disclaims beneficial ownership of the shares held by Telcrest, except to the extent of his pecuniary interest therein.

(8)
Consists solely of options exercisable within 60 days of March 25, 2013.

(9)
Mr. Sinadski left the Company in January 2013, and may exercise up to 319,833 vested options prior to May 1, 2013.

        Other than the Stockholders' Agreement described below under the heading "Certain Relationships and Related Party Transactions", to the knowledge of the Company, there are no voting trusts or similar arrangements among any of the foregoing persons or entities with respect to the voting of shares of our common stock.

PROPOSAL ONE:

ELECTION OF DIRECTORS

        Our By-Laws provide for a Board of Directors that is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The term of the Class I Directors expires at the 2013 Annual Meeting, the term of the Class II Directors expires at the 2014 Annual Meeting, and the term of the Class III Directors expires at the 2015 Annual Meeting. Mathias Hermansson, Werner Klatten and Dmitry Lebedev currently serve as Class I Directors of the Company. Messrs. Lebedev and Klatten are proposed for re-election, and Jørgen Madsen Lindemann is proposed for election, as Class I Directors. If Mr. Lindemann is elected, and if Messrs. Klatten and Lebedev are re-elected, each would hold office until our annual meeting of stockholders in 2016 and until his successor is duly elected and qualified. Each nominee has consented to being named herein, and, if elected, to serve as a director until his successor is duly elected and qualified. There are no family relationships between or among any of our officers or directors.

        In accordance with the terms and conditions of a stockholders' agreement dated May 20, 2011 (the "Stockholders' Agreement") by and among CTC Media, Inc., MTG Russia AB ("MTG Russia"), a wholly owned subsidiary of Modern Times Group MTG AB, and Telcrest Investments Limited ("Telcrest"), our Board of Directors consists of nine members, three of whom are currently designated by MTG Russia and three of whom are designated by Telcrest. Pursuant to the terms of the Stockholders' Agreement, Messrs. Codignoni, Lebedev and Weinstein have been designated by Telcrest, and Messrs. Grabau and Lindemann and Ms. Gofman have been designated by MTG Russia. In addition, pursuant to the Stockholders' Agreement, our Board of Directors designates three additional directors, each of whom are to qualify as "independent" for audit committee purposes under applicable Nasdaq and SEC rules and regulations, by a simple majority. See "Corporate Governance—Director Nomination Process".

        Shares represented by all proxies received by our Board of Directors and not so marked as to withhold authority to vote for an individual director will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. Our Board of Directors expects that each of the nominees named below will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxies will be voted for the election of a substitute nominee to be designated by our Board of Directors.

Directors

        Set forth below are the names and ages of each member of our Board of Directors (including those who are nominees for election or re-election as Class I Directors) and the positions and offices held, principal occupation and business experience during at least the past five years, the names of other publicly held companies of which the individual currently serves as a director or has served as a director during the past five years, and the year of commencement of the term as director of CTC Media. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of March 25, 2013, appears in this proxy statement under the heading "Security Ownership of Certain Beneficial Owners and Management". In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to CTC Media and our Board of Directors.

Name	Age	Title	Class to Which Director Belongs
Angelo Codignoni(1)(3)	65	Co-Chairman of the Board of Directors	Class III
Lorenzo Grabau+	47	Co-Chairman of the Board of Directors-Designee	Class III
Tamjid Basunia(2)	67	Director	Class II
Irina Gofman	42	Director	Class II
Werner Klatten(2)	67	Director	Class I
Dmitry Lebedev	45	Director	Class I
Jean-Pierre Morel(1)(2)(3)	62	Director	Class III
Timur Weinstein	39	Director	Class II
Jørgen Madsen Lindemann*	46	Director-Nominee	Class I

+
Lorenzo Grabau has been appointed as a member and Co-Chairman of CTC Media's Board of Directors, effective upon the closing of the 2013 Annual Meeting. Mr. Grabau has been appointed to fill a vacancy being created by the departure from the Board of Hans-Holger Albrecht, whose resignation will be effective as of the close of the Annual Meeting.

*
Our Board of Directors has proposed Jørgen Madsen Lindemann for election as a Class I Director.

(1)
Member of Compensation Committee.

(2)
Member of Audit Committee.

(3)
Member of Nominating and Corporate Governance Committee.

        Angelo Codignoni.    Mr. Codignoni has served as a member of the CTC Media Board of Directors since June 2011 and was elected Co-Chairman in December 2011. Mr. Codignoni has almost 30 years of experience in television, media and advertising, including the creation and management of television networks in Europe and Asia. Most recently, from 1996 to 2006, he served as President and Chief Executive Officer of EUROSPORT SA, Europe's largest sports television network. Mr. Codignoni currently serves on the boards of directors of several privately-held companies. We believe Mr. Codignoni's qualifications to sit on our Board of Directors include his extensive experience in the media and television industries, including his executive leadership and management experience as CEO of a major media company. Mr. Codignoni graduated with a degree in economics from Universita Cattolica del Sacro Cuore in Milan, Italy.

        Lorenzo Grabau.    Our Board of Directors has appointed Mr. Grabau as a director and elected him as Co-Chairman, effective as of the closing of the 2013 Annual Meeting. Mr. Grabau has been a non-executive member of the Board of Directors of Modern Times Group MTG AB since 2011. He has served as Non-Executive Director of SoftKinetic BV and Rouge Partners Sarl since 2011. Mr. Grabau is a former Partner and Managing Director of Goldman Sachs, which he joined in 1994 after five years with Merrill Lynch. Lorenzo held a number of leadership positions within the Goldman Sachs Investment Banking division, including Head of Media and Head of Consumer Retail. Lorenzo is a graduate from Universita degli Studi di Roma, La Sapienza, Italy. We believe Mr. Grabau's qualifications to sit on our Board of Directors include his extensive experience in the media and financial industries, including his leadership experience on the board of a major media company.

        Tamjid Basunia.    Mr. Basunia has been a member of our Board of Directors since June 2006. Mr. Basunia was a partner at PricewaterhouseCoopers L.L.P. for more than 20 years until his retirement in December 2005, working in London, Eastern Europe, the Middle East and, for 11 years, the Russian Federation. Mr. Basunia has worked in audit and business advisory roles for banks and other financial institutions, assisting on a variety of issues such as strategy, profitability reviews, risk management and human resource policies. His role at PricewaterhouseCoopers included serving as chairman of the supervisory board for Eastern European operations and as chairman of the audit committee for more than ten years. Mr. Basunia was also chairman of the regulatory group established by the principal international accounting firms in the Russian Federation. Mr. Basunia is a fellow of the Institute of Chartered Accountants in England and Wales. Since July 1, 2008, Mr. Basunia has served as a non-executive director and Chairman of the Audit Committee of Promsvyaz Bank, a privately owned bank in Russia. We believe Mr. Basunia's qualifications to sit on our Board of Directors include his extensive experience at a major accounting firm and his significant financial expertise, as well as his experience providing audit and business advisory services, particularly in Russia.

        Irina Gofman.    Ms. Gofman has been a member of our Board of Directors since July 2008. Ms. Gofman has served as CEO of MTG-Russia and CIS since 2008 and is employed by an affiliate of MTG Russia. Prior to joining MTG, Ms. Gofman served as managing partner (media) of ESN Group, a Moscow-based investment and management company. Before joining ESN Group, Ms. Gofman was chief executive officer of Rambler Media Group, a Moscow-based internet media and services group, from 2004 to 2007. During her time at Rambler Media Group, Ms. Gofman led that company's initial public offering and listing on the Alternative Investment Market (AIM), a sub-market of the London Stock Exchange. Before joining Rambler Media Group, Ms. Gofman worked as chief operating officer of the DTV Russian television network from 2002 to 2004. We acquired the DTV network from an affiliate of MTG Russia in April 2008. Ms. Gofman has a Ph.D. in Philology from Moscow State University and an MBA from Babson College. We believe Ms. Gofman's qualifications to sit on our Board of Directors include her experience in the media and television industries and her understanding of the Russian market.

        Werner Klatten.    Mr. Klatten has been a member of our Board of Directors since June 2006. Mr. Klatten is currently chairman of the supervisory board of Deutsche Sporthilfe and vice chairman of the supervisory board of Constantin Medien AG, a German publicly traded media and marketing company focused on sports and entertainment. From September 2001 until August 2008 Mr. Klatten was Chief Executive Officer and chairman of the management board of Constantin Medien AG. Early in his career, Mr. Klatten joined Martin Brinkmann AG in 1977 as senior legal advisor. In 1984, he was appointed to the board of directors of Martin Brinkmann, where he was responsible for marketing and one year later became chairman of that board of directors. In 1988, Mr. Klatten moved to become chief executive officer of the television channel Sat. 1. In 1994, he moved to Spiegel-Verlag as management executive in charge of markets and revenue. Ultimately, he assumed management of Spiegel TV and, in September 2000, he became the chairman of the board of directors of SpiegelNet AG. Mr. Klatten studied jurisprudence and began his career practicing law in Hamburg, Germany. We believe Mr. Klatten's qualifications to sit on our Board of Directors include his experience as a director of a German publicly held media company and his past executive leadership and management experience at other media companies.

        Dmitry Lebedev.    Mr. Lebedev joined the Board of Directors in December 2011. He has more than 20 years of banking experience in Russia. Since 2012, Mr. Lebedev has served as the Managing Director of ABR Management and the Chairman of the Board of Directors of Bank ROSSIYA, a large Russian national corporate bank. He served as Chairman of the Management Board of Bank ROSSIYA from 2006 to 2012, having joined Bank ROSSIYA in 2004 as Advisor to the Chairman of the Board of Directors. Bank ROSSIYA has an indirect interest in Telcrest Investments Limited ("Telcrest"), which holds a 25.2% stake in CTC Media. Mr. Lebedev also serves on the board of directors of several affiliates of Bank ROSSIYA, including SOGAZ, the second largest insurance company in Russia. We believe Mr. Lebedev's qualifications to sit on our Board of Directors include his extensive executive leadership and management experience in Russia.

        Jørgen Madsen Lindemann.    Our Board of Directors has nominated Mr. Lindemann for election as a Class I Director at the 2013 Annual Meeting. Mr. Lindemann was appointed President and CEO of Modern Times Group MTG AB in September 2012, prior to which he served as Executive Vice President of MTG Group's Nordic Broadcasting (free-TV, pay-TV and radio) operations from October 2011 and as CEO of MTG Denmark from 2002. Mr. Lindemann has worked in the MTG Group since 1994, initially as Head of Sponsorship for TV3, then as Head of Viasat Sport in Denmark and, subsequently, as Head of Viasat Sport for the Nordic region. We believe Mr. Lindemann's qualifications to sit on our Board of Directors include his extensive experience in the media and television industries, including his executive leadership and management experience as CEO of a major publicly held media company.

        Jean-Pierre Morel.    Mr. Morel joined the Board of Directors in April 2012. Mr. Morel is a partner at EKWATA Consulting and Acceleration, Ltd. From 2007 to 2008, Mr. Morel was deputy general manager at TF1. From 1997 to 2007, he was chief financial officer and general manager for finance administration and information technology at TF1 Publicité. From 1990 to 2007, he was deputy general manager and chief financial officer at TF1. Mr. Morel served on the board of directors of TF1 Video and TF1 Enterprise, Teleshopping from 1992 to 2005 and was a director at e-TF1 from 1999 to 2001. Mr. Morel was chairman of the board of directors of EuroSport from 1993 to 2000. Prior to that, he was chief financial officer of ETDE. Mr. Morel holds a MBA from ESCP Europe (Paris). He is also a chartered accountant and holds a degree from the Kellogg School of Management. We believe Mr. Morel's qualifications to sit on our Board of Directors include his extensive experience in the media and television industries, including his executive leadership and management experience as CFO of a major media company.

        Timur Weinstein.    Mr. Weinstein joined the Board of Directors in January 2013. Mr. Weinstein is a shareholder and chairman of the board of directors of WeiT Media, a production company he founded in 2009. WeiT Media became strategic partners with Endemol, an international television production and distribution company, in 2010. Endemol now owns 51% of WeiT Media. Mr. Weinstein has been a producer of the Russian National Cinema Award Nika since 2000. Between 2000 and 2006 Mr. Weinstein was a shareholder and general producer of Lean-M Company, one of Russia's top production companies, which he founded. Sony Pictures Television International (SPTI) acquired a controlling share of Lean-M Company in 2006, the first joint venture between a major international television company and a Russian production company. SPTI purchased Mr. Weinstein's share of Lean-M Company in 2009. Mr. Weinstein graduated from Azerbaijan State Medical University in 1996 with a degree in psychiatry and from the Russian Institute of TV Workers in 1998 with a degree in TV directing. He is a member of the Russian Academy of Television, the Russian Academy of Cinematographic Art, and the Russian Producers Association. We believe Mr. Weinstein's qualifications to sit on our Board of Directors include his extensive experience in the media and television industries, including his leadership and experience in television production in Russia.

BOARD RECOMMENDATION

        OUR BOARD OF DIRECTORS BELIEVES THAT THE RE-ELECTION OF WERNER KLATTEN AND DMITRY LEBEDEV AND THE ELECTION OF JØRGEN MADSEN LINDEMANN TO SERVE AS CLASS I DIRECTORS IS IN THE BEST INTERESTS OF CTC MEDIA AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

 CORPORATE GOVERNANCE

        Our Board of Directors believes that good corporate governance is important in ensuring that CTC Media is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the Investors section of our website, www.ctcmedia.ru under the heading Corporate Governance. Alternatively, you can request a copy of any of these documents by writing to ir@ctcmedia.ru.

 Corporate Governance Guidelines

        Our Board of Directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of CTC Media and our stockholders. These guidelines, which provide a framework for the conduct of our Board of Directors' business, provide that:

  •
  our Board of Directors' principal responsibility is to oversee the management of CTC Media;

  •
  a majority of the members of our Board of Directors shall be independent directors, unless otherwise permitted by Nasdaq rules;

  •
  the independent directors meet at least twice a year in executive session and at other times at the request of any independent director; and

  •
  directors have full and free access to management.

Board Leadership Structure

        Pursuant to the terms of our Stockholders' Agreement, Lorenzo Grabau and Angelo Codignoni have been designated as Co-Chairmen of our Board of Directors by MTG Russia and Telcrest, respectively. Mr. Grabau is a non-executive director of Modern Times Group MTG AB, an affiliate of our largest stockholder, which owns 38% of our outstanding capital stock. Mr. Codignoni most recently served as President and Chief Executive Officer of EUROSPORT SA, Europe's largest sports television network. As detailed in their respective biographical information under "Proposal One: Election of Directors—Directors", Mr. Grabau and Mr. Codignoni have extensive experience in the media and television industries. In light of the relevance of their experience to our business, our Board of Directors believes that our Co-Chairmen are uniquely able to understand and advocate for the rights and interests of our stockholders and are particularly well-suited to representing the interests of all of our stockholders. In addition, our Board of Directors has separated the roles of Chairman and Chief Executive Officer because it believes, at this time, that this structure best enables our Board to ensure that CTC Media's business and affairs are managed effectively and in the best interests of stockholders.

Board Determination of Independence

        Under applicable Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Our Board of Directors has determined that, with the exception of Timur Weinstein, none of our current directors or director nominees has a relationship that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director and, therefore, that each is an "independent director" as defined under Nasdaq Rule 4200(a)(15). Our Board of Directors reached a similar determination with respect to Charles Burdick, who served as a director during 2012. Our Board of Directors did not reach this determination with respect to Timur Weinstein in light of his relationship with WeiT Media, which has ongoing agreements with CTC Media for the provision of production services, or Mr. Afanasiev, who served as a director during 2012 and is Chairman of a law firm that provides legal services to the Company.

        In determining the independence of our directors, our Board considered each of the transactions discussed in "Certain Relationships and Related Party Transactions" beginning on page 18.

Board of Directors Meetings and Attendance

        Our Board of Directors met seven times during 2012. During 2012, each director then serving other than Dimitry Afanasiev attended in person or by phone at least 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings of all committees of our Board of Directors on which he or she served. After Mr. Morel joined our Board of Directors in April 2012, there were four meetings of our Board in 2012, all of which Mr. Morel attended.

Director Attendance at Annual Meeting of Stockholders

        Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors serving at that time attended the 2012 annual meeting of stockholders.

Committees of our Board of Directors

        Our Board of Directors has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a charter that has been approved by our Board of Directors. Each committee's current charter is posted in the Investors link on our website, www.ctcmedia.ru, under the heading Corporate Governance.

        Our Board has determined that all of the members of each of our Board of Directors' standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

        The Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

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  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

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  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

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  overseeing our internal audit function;

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  establishing procedures for the receipt and retention of accounting- related complaints and concerns;

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  meeting independently with our internal auditing staff, independent registered public accounting firm and management;

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  reviewing and approving or ratifying any related person transactions; and

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  preparing the audit committee report required by SEC rules, which is included in this proxy statement.

        The members of our Audit Committee until April 27, 2012 were Messrs. Basunia, Burdick and Klatten. Mr. Morel replaced Mr. Burdick as a member of the Audit Committee following Mr. Burdick's resignation. Our Board of Directors has determined that Tamjid Basunia is an "audit committee financial expert" as defined by applicable SEC rules. Our Audit Committee met six times during 2012.

Compensation Committee

        The Compensation Committee's responsibilities include:

  •
  reviewing and approving, or recommending for approval by our Board of Directors, the compensation and benefits of our CEO and other named executive officers, including the structure and levels of salary, bonuses and other incentive compensation, equity compensation (including awards to induce employment), executive perquisites, deferred compensation (if any), severance arrangements, change-in-control benefits and other forms of executive officer compensation;

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  overseeing the evaluation of our senior executives;

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  periodically reviewing and making recommendations to our Board of Directors with respect to incentive compensation plans and equity-based plans;

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  administering our equity incentive plans; and

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  preparing any report on executive compensation required by the rules and regulations of the SEC.

        The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading "Information About Executive and Director Compensation".

        The members of our Compensation Committee until April 27, 2012 were Messrs. Albrecht, Burdick and Codignoni. Mr. Morel replaced Mr. Burdick as a member of the Compensation Committee following Mr. Burdick's resignation. The Compensation Committee met five times in 2012.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's responsibilities include:

  •
  identifying individuals qualified to become members of our Board of Directors;

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  recommending to our Board of Directors the persons to be nominated for election as directors and to each of our Board of Directors' committees; and

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  developing and recommending corporate governance principles to our Board of Directors.

        The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading "Director Nomination Process".

        The members of our Nominating and Corporate Governance Committee are Messrs. Albrecht, Codignoni and Klatten. Our Nominating and Corporate Governance Committee met once in 2012.

Our Board of Directors' Role in Risk Oversight

        Our Board of Directors has ultimate responsibility for the oversight of risk management. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our company. The involvement of our Board of Directors in setting our business strategy is a key part of its assessment of risk management and the determination of what constitutes an appropriate level of risk for our company. Our Board regularly discusses with management the Company's major risk exposures, their potential impact on our company and the steps we take to manage them.

        Although our Board of Directors has ultimate oversight responsibility for the risk management process, the Audit Committee fulfills a critical role in our risk management. In particular, the Audit Committee focuses on assessing and mitigating financial risk, including the adequacy of internal controls and management's internal assessment of our internal control over financial reporting, and reports regularly to the full Board of Directors in this regard.

Director Nomination Process

        In accordance with the terms and conditions of the Stockholders' Agreement, our Board of Directors consists of nine members, three of whom are currently designated by MTG Russia and three of whom are designated by Telcrest. One member designated by each of MTG Russia and Telcrest serves as one of the Co-Chairmen of our Board of Directors. If the number of shares held by MTG Russia or Telcrest falls below designated thresholds, such party will lose the right to designate one or more directors. If the percentage shareholding of either MTG Russia or Telcrest from time to time is equal to or greater than 20%, it will have the right to designate three directors; if it is less than 20% but equal to or greater than 15%, it will have the right to designate two directors; and if it is less than 15% but greater than 10%, it will have the right to designate one director. Pursuant to the terms of the Stockholders' Agreement, Messrs. Codignoni, Lebedev and Weinstein have been designated by Telcrest and Messrs. Grabau and Lindemann and Ms. Gofman have been designated by MTG Russia. In addition, pursuant to the Stockholders' Agreement, our Board of Directors designates three additional directors, each of whom are to qualify as "independent" for audit committee purposes under applicable Nasdaq and SEC rules and regulations, by a simple majority.

        With regard to the directors not designated by MTG Russia or Telcrest, our Board of Directors is responsible for selecting nominees for election by the stockholders. The Nominating and Corporate Governance Committee recommends to our Board of Directors candidates for election or re-election. The Nominating and Corporate Governance Committee makes its recommendations based on the needs of our Board of Directors as determined by periodic evaluations of our Board of Directors' performance and composition, as well as the individual strengths and weaknesses of the candidates. The candidates are selected from qualified candidates recommended by our Board of Directors, the Nominating and Corporate Governance Committee or any other reliable source, including stockholders. In general, we seek as directors individuals with substantial management experience who possess the highest personal values, judgment and integrity, an understanding of the environment in which we do business, and diverse experience in the key business, financial and other challenges that face a corporation such as ours.

        Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, in care of Chief Financial Officer, CTC Media, Inc., 31A Leningradsky Prospekt, Moscow, 125284 Russia. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying the same criteria, as it does in considering other candidates.

        Stockholders also have the right under our By-Laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board of Directors, by following the procedures set forth under the heading "Stockholder Proposals for the 2014 Annual Meeting" below.

        In considering whether to recommend any candidate for inclusion in our Board of Directors' slate of recommended directors, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee applies the criteria set forth in CTC Media's Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our Corporate Governance Guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. CTC Media believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

Communications from Stockholders

        Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate.

        The Chairman of the Nominating and Corporate Governance Committee, with the assistance of our CFO, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to our Board of Directors should address such communications to our Board of Directors in care of Chief Financial Officer, CTC Media, Inc., 31A Leningradsky Prospekt, Moscow, 125284 Russia.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Business Conduct and Ethics is posted on the "Corporate Governance" section of our website, www.ctcmedia.ru. We intend to disclose on our website any amendments to, or waivers from, our Code of Business Conduct and Ethics that are required to be disclosed pursuant to the disclosure requirements of Item 5.05 of Form 8-K.

 Report of the Audit Committee of our Board of Directors

        The Audit Committee of our Board of Directors is currently composed of three members and acts under a written charter adopted and approved as of April 27, 2012 and amended in February 2013. The members of the Audit Committee are independent directors, as defined by the Audit Committee's charter and the rules of the Nasdaq Stock Market, and possess the financial sophistication required by such charter and rules. The Audit Committee held six meetings during 2012.

        Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, Ernst & Young LLC, is responsible for performing an independent audit of our financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issuing a report on those financial statements and the effectiveness of internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with management, internal accounting, financial and internal auditing personnel and the independent registered public accounting firm, the following:

  •
  critical accounting policies and practices;

  •
  alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

  •
  other material written communications between the independent auditor and management;

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  any audit problems or difficulties the independent auditor encountered in the course of the audit work and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management;

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  major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

  •
  analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

  •
  the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on our financial statements.

        The Audit Committee has reviewed the Company's audited financial statements for 2012 and discussed these financial statements with the Company's management. Management represented to the Audit Committee that our financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has also reviewed and discussed with Ernst & Young LLC, our independent registered public accounting firm, the audited financial statements and the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committee, including, among other things, the following:

  •
  methods to account for significant unusual transactions;

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  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accounting firm's conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        The Audit Committee has received the written disclosures and the letter from the independent accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2012.

        By the Audit Committee of the Board of Directors of CTC Media, Inc.

Tamjid Basunia, Chairman
Werner Klatten
Jean-Pierre Morel

Independent Registered Public Accounting Firm Fees

        The following table summarizes the fees of Ernst & Young LLC, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

	2011	2012
Audit Fees(1)	$1,010,000	$1,050,000
Audit-Related Fees(2)	$48,000	$39,000
Tax Fees(3)	$24,000	$2,500
All Other Fees(4)	$51,000	$87,500

Total Fees	$1,133,000	$1,179,000

(1)
Audit fees for 2011 and 2012 were for professional services provided for the audit of our consolidated annual financial statements, including the audit of internal control over financial reporting and quarterly reviews of the condensed consolidated financial statements included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q or services normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not reported under "Audit Fees". These services relate to advice related to accounting and reporting standards.

(3)
Tax fees consist of fees for tax advice and tax planning services.

(4)
All other fees include fees for annual subscriptions, training and various consulting including market salary observation consulting.

 Audit Committee's Pre-Approval Policy and Procedures

        Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        Our Audit Committee has also delegated to each individual member of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

        The Audit Committee has considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining Ernst & Young LLC's independence. During fiscal years 2011 and 2012, no services were provided to CTC Media by Ernst & Young LLC other than in accordance with the pre-approval policies and procedures described above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

        CTC Media has in place a written policy to review and ratify transactions that we have with certain related parties, including our principal stockholders, directors, senior executive officers, their immediate family members and entities owned or controlled by them. This policy obligates related parties to disclose the existence of conflicts of interest and potential corporate opportunities. The policy covers transactions and arrangements with a related party including conflicts of interest and corporate opportunities.

        The policy requires that disclosure be made by any executive officer or director promptly after he or she becomes aware of a potential conflict of interest or related party transaction in which he or she would be a participant. In the case of a conflict of interest or related party transaction involving our CEO or any director, the disclosure should be made to our Audit Committee, which has the authority to determine whether a conflict of interest exists. Disclosure may be made to our CFO in certain instances involving executive officers other than our CEO.

        All related party transactions are reviewed and approved by our Audit Committee. In approving or rejecting a related party transaction, our Audit Committee considers the relevant facts and circumstances, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. Our Audit Committee applies a standard of commercial reasonableness to related party transactions.

Transactions with Related Parties, Major Stockholders and their Affiliates

        The following is a description of the transactions that we have engaged in or that have remained in place since January 1, 2012 with our directors, executive officers, holders of more than 5% of our capital stock, and their respective affiliates. In each case, we determined the transaction prices in negotiation with the counterparty.

Stockholders' Agreement

        We are party to the Stockholders' Agreement with our major stockholders, MTG Russia and Telcrest. The principal terms of this agreement are as follows:

        Board Composition.    Our Board of Directors has nine members, three of whom are designated by MTG Russia, and three of whom are designated by Telcrest. One member designated by each of MTG Russia and Telcrest serves as one of our Co-Chairmen. If the number of shares held by MTG Russia or Telcrest falls below certain designated thresholds, such party will lose the right to designate one or more directors. See "Corporate Governance—Director Nomination Process". In addition, our Board of Directors designates by simple majority three additional directors, each of whom must qualify as "independent" for audit committee purposes under applicable Nasdaq and SEC rules and regulations.

        Approval of Material Transactions.    If we propose to enter into a transaction or series of related transactions involving a value exceeding 10% of our consolidated total assets, to issue a number of shares with voting power exceeding 10% of the voting power of our shares then in issue (other than in connection with a compensatory option plan), or to appoint a new CEO, then any two of our directors (other than any director with a direct or indirect financial interest in the matter in question) may, acting together, request that the proposal relating to such transaction not be voted on for a period of 45 days and that a special meeting of our Board of Directors be called to review and consider the transaction. Other than with respect to the appointment of a new CEO, such directors may also request that an independent advisor be engaged to assist our Board of Directors in evaluating the proposed transaction.

        Right of First Offer.    Each of MTG Russia and Telcrest has a right of first offer in the event of any proposed sale of our common stock held by the other.

        Standstill.    Other than in connection with any exercise of the right of first offer described above, MTG Russia and Telcrest have agreed not to acquire additional shares of our capital stock to the extent that such acquisition would cause their beneficial ownership of our shares to exceed 40% and 30%, respectively.

        Tender Offer Requirement.    Other than in connection with any exercise of the right of first offer described above, each party has agreed not to acquire additional shares of our capital stock to the extent that such acquisition would cause its beneficial ownership of our shares, together with those of any affiliate, to exceed 50%, without making a tender offer for all of our outstanding shares in compliance with the tender offer rules under the Exchange Act.

        Term.    Unless terminated earlier by the consent of the parties thereto, the Stockholders' Agreement terminates on June 6, 2015.

Registration Rights

        Holders of an aggregate of approximately 100 million shares of our common stock have the right, pursuant to a registration rights agreement, to require us to register these shares under the Securities Act under specific circumstances.

        Demand Registration Rights.    Each of MTG and Telcrest may require that we file a registration statement with regard to all or any portion of their shares of our common stock so long as, together with all other participating shareholders, they register shares having an aggregate sale price to the public of at least $50 million. All parties that have demand registration rights are entitled to participate in such registration. We are not obligated to effect more than one registration under this demand provision for each of Telcrest and MTG. If the underwriters managing the offering to be made pursuant to any such demand determine that the market cannot support the sale of all the shares requested to be sold pursuant to such demand, the shares to be sold by all parties to the agreement (other than the stockholder(s) that initiated the demand) must first be cut back pro rata, and only once all the shares of such parties have been eliminated from the registration may the initiating stockholder's shares to be sold be cut back.

        Company Registration.    All parties to the registration rights agreement are entitled to "piggy-back" registration rights on registrations that we initiate, subject to the underwriters' right to reduce the number of shares proposed to be registered in view of market conditions.

        S-3 Rights.    If we are entitled at any time to use the "short-form" registration statement, Form S-3, and two unaffiliated stockholders request that we effect a registration on Form S-3 for shares having, taken together, an aggregate sale price to the public of at least $10 million, we will be required to cause such shares to be registered.

        Expenses.    We will pay all fees, costs and expenses of any demand or incidental registrations (including up to $75,000 in expenses of one law firm representing the selling stockholders), and the holders of securities being registered will pay all underwriting discounts and commissions.

Transactions and Other Relationships with Telcrest

        Telcrest Investments Limited, a Cypriot company ("Telcrest"), became one of our principal stockholders in June 2011. The beneficial owners of Telcrest, including Bank ROSSIYA, have investments in Russian media businesses, including indirect ownership interests in Channel One, REN-TV and TRK 5, and also have indirect significant minority interests in Video International

(described below). Dmitry Lebedev, a member of our Board of Directors, is Chairman of the Board of Directors of Bank ROSSIYA. To our knowledge, Mr. Lebedev did not receive any fees or other remuneration from us or Telcrest in connection with any of the transactions described below.

Consulting Support for Advertising Sales and Software Licensing

        Beneficial owners of Telcrest have indirect significant minority equity interests in Video International. Video International currently provides us with consulting and technical support services for our internal advertising sales operations. Telcrest became one of our principal stockholders subsequent to the negotiation of our current principal agreements with Video International. We believe that the terms of our agreements with Video International are generally consistent with other existing arrangements between Video International and other third parties based on the same scope of services. The principal elements of our current arrangements with Video International are described in detail in Note 2 to our Consolidated Financial Statements contained in our 2012 Annual Report on Form 10-K.

Dividends

        We declared and paid dividends to Telcrest in the amount of $20.6 million in 2012.

Transactions with MTG

        We have entered into various transactions and are party to various agreements with Modern Times Group MTG AB, a publicly traded Swedish media company, and certain of its affiliates, which we refer to collectively below as "MTG". MTG is one of our principal stockholders. Irina Gofman, a member of our Board of Directors, is Executive Vice President of MTG's Russian & CIS Broadcasting and central and east European pay-TV channels business. Ms. Gofman is also the CEO of MTG Russia & CIS. Hans-Holger Albrecht, who was Co-Chairman of our Board during 2012, was President and CEO of MTG until September 2012. Mathias Hermansson, who was a member of our Board during 2012, is the Chief Financial Officer of MTG. Messrs. Grabau and Lindemann, who will join our Board following the 2013 Annual Meeting, are each affiliated with MTG. To our knowledge, none of these individuals received any fees or other remuneration from us or MTG in connection with any of the transactions described below.

Sale of Programming Rights; Distribution Agreement

        In connection with the purchase of DTV (now Peretz) in 2008, we agreed to grant MTG a right of first offer, for a ten-year term, in the event that we seek to license to any third party any rights that we or our affiliates hold to broadcast television programming in Estonia, Latvia, or Lithuania.

        Also in connection with the purchase of Peretz, we agreed with MTG that MTG would sublicense certain programs to Peretz. During 2012, programs were licensed to a value of approximately $115,000 which amount was fully repaid by Peretz. MTG will not provide further programming.

        Pursuant to an ongoing programming agreement, MTG agreed to acquire content to a value of approximately $515,000 during 2012.

Dividends

        We declared and paid dividends to MTG in the amount of $31.2 million in 2012.

Transaction with EPAM

        In order to enhance the quality of the group's external Russian legal advice, in May 2012 we engaged the Russian law firm Egorov, Puginsky, Afanasiev and Partners (EPAM). Dmitry Afanasiev, Chairman and co-founder of EPAM, was a member of our Board of Directors in 2012. The fees of

EPAM are based on hourly rates, as well as potential agreed premium success fees. In connection with a patent litigation matter in the court of Yaroslavl, we have to date paid fees of approximately $450,000, and have agreed to pay a success fee in the amount of Euro 1.5 million in the event of a final result in our favor. The case is still pending.

Transaction with WeiT Media

        We have entered into several production agreements with WeiT Media, a television production house that is 49% owned by Timur Weinstein, who joined our Board of Directors in January 2013. The total amount paid to WeiT Media was approximately $1.3 million in 2012 and approximately $0.6 million in 2013 to date.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

        The following is a brief summary of the background of each of the currently serving named executive officers of CTC Media:

        Boris Podolsky.    Mr. Podolsky, age 39, has served as our CEO since June 2012. He served as our Chief Financial Officer from 2007 until October 2012, and as Acting Chief Executive Officer from December 2011 to June 2012. Mr. Podolsky has served as a director of our subsidiary EvereST-S since August 2010 and of our subsidiary CTC Network since October 2010. From 2004 to 2007, Mr. Podolsky served as director of finance, corporate reporting and compliance of Mobile TeleSystems, briefly serving as its acting chief financial officer in 2006. From March to December 2007, Mr. Podolsky was officially responsible for the tax, accounting and reporting functions at MTS. From 1994 to 2004, he held numerous positions at Ernst & Young, including five years as Manager, Assurance and Compliance, Corporate Finance & Transaction Support-USA, where he provided audit and transaction support services for a number of global media companies. He most recently served as Senior Manager of Assurance and Compliance-Russia, where he provided project leadership for several pre-IPO projects. Mr. Podolsky is a Certified Public Accountant and received a Masters in Economics, with Honors, from St. Petersburg University of Economics and Finance.

        Nikolay Surikov.    Mr. Surikov, age 37, joined CTC Media in October 2012 as our Chief Financial Officer. Mr. Surikov served as CFO of VTB Factoring from 2009 to 2012. VTB Factoring is a leader of factoring market in Russia and a subsidiary of VTB Bank, second largest banking group in Russia, listed in London. While at VTB Factoring, he was responsible for building from scratch the finance and operational functions and automation of the main business process. From 2004 to 2008, Mr. Surikov served as Director, Corporate Reporting of Mobile TeleSystems (MTS). MTS is a New York Stock Exchange-listed company and the largest mobile phone operator in Russia and the CIS. While at MTS, he was responsible for building a centralized well-automated corporate reporting function. He also participated in the finance integration of its numerous legal entities, ERP implementation and SOX compliance projects. From 1996 to 2004, Mr. Surikov held numerous positions at Ernst & Young, including two years assignment as a Manager, Assurance and Compliance, in Italy, where he provided audit and transaction support services for a number of global FMCG and telecom companies. He also served as Manager of Assurance and Compliance—Russia where he provided project leadership for several audit projects for large telecom companies. Mr. Surikov is a member of the Association of Chartered Certified Accountants and received a Masters in Economics, with Honors, from St. Petersburg University of Economics and Finance.

        Viacheslav Murugov.    Mr. Murugov, age 44, joined CTC Media in 2005 and currently serves as our Chief Content Officer. Mr. Murugov has served as a director of our subsidiary CTC Network since October 2010. Mr. Murugov previously served as an executive producer and department director at our CTC Network. Mr. Murugov also served as acting General Director of our DTV Group in 2009. Before joining us, Mr. Murugov was a producer at REN TV from 2001 to 2005. Mr. Murugov was also a co-founder, a member of the board of directors, and creative director of LEAN-M, a Russian television production company, until he sold his interest in 2009. Mr. Murugov graduated from the Tver (Kalinin) Suvorov Military School in 1986 and from the Penza Artillery Engineering College in 1991. He is also a graduate of the TV journalism department of Moscow State University.

        Viacheslav Sinadski.    Mr. Sinadski, age 46, served as our Chief Strategy Officer from May 2007 until January 2013. Prior to joining CTC Media, he was a managing director of Alfa Capital Partners private equity fund and worked as managing director and a member of the board of OJSC Narzan, where he was responsible for strategy, business development and M&A activities. He was also a co-founder of the corporate finance division of Deloitte & Touche in Russia, where he served as a head of the corporate finance department. He later served as director of investment banking with Troika Dialog. From 1991-2000, Mr. Sinadski worked in the United States with AT Kearney, PWC and Cannon Associates, a Bain & Co. spin-off. He is a graduate of Moscow Automotive Institution, and holds an MBA degree from the J.L. Kellogg Graduate School of Management, Northwestern University.

        Sergey Petrov.    Mr. Petrov, age 41, joined CTC Media in 1998 and was appointed General Director of our Television Station Groups in March 2006 and Chief Infrastructure Officer in November 2008. Mr. Petrov has served as a director of our subsidiary EvereST-S since August 2010, and of our subsidiary CTC Network since October 2010. He also serves as General Director of our CTC Moscow station. He previously held a number of positions with us, including Director of the CTC Sales Department from 2000 until March 2006 and Director of CTC Distribution from 1999 through 2000.

        Our executive officers are elected by our Board of Directors and serve until their successors are duly elected and qualified. There are no family relationships among any of our executive officers or directors.

Executive Compensation

        The following tables set forth certain information concerning the compensation for each of the last three fiscal years of our Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executives of CTC Media during 2012. All of these individuals were serving as executive officers as of December 31, 2012.

        All salaries and bonuses are denominated and paid in Russian rubles (RUR), except as otherwise stated. In presenting the equivalent dollar amounts of ruble compensation expenses for "Salary", "Bonus" and "All Other Compensation" amounts, we have used the monthly average exchange rate for 2010 of RUR 30.40 to $1.00; the monthly average exchange rate for 2011 of RUR 29.39 to $1.00; and the monthly average exchange rate for 2012 of RUR 31.09 to $1.00. The exchange rate between the Russian ruble and the U.S. dollar as reported by the Central Bank of the Russia Federation on March 30, 2013 was RUR 31.08 to $1.00. "Option Awards" are expensed in dollars; the translations into rubles were calculated using the average exchange rates indicated above. Although the Russian ruble appreciated against the U.S. dollar by 6% during 2012, the average exchange rate of the ruble against the U.S. dollar was 6% lower in 2012 than in 2011.

2012 SUMMARY COMPENSATION TABLE (RUR)

Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation	Total
Boris Podolsky	2012	19,413,407	3,109,000	—	18,383,963	2,915,029	43,821,399
Chief Executive Officer(4)	2011	10,454,846	2,939,000	—	4,136,672	2,083,163	19,613,681
	2010	10,518,278	1,154,987	46,612,138	3,060,763	1,719,789	63,065,955
Nikolay Surikov	2012	2,694,027	—	—	2,705,229	485,020	5,884,276
Chief Financial Officer(5)	2011	—	—	—	—	—	—
	2010	—	—	—	—	—	—
Viacheslav Murugov	2012	15,276,463	—	—	4,459,332	3,050,811	22,786,606
Chief Content Officer(6)	2011	10,963,234	—	—	927,490	2,589,259	14,479,983
	2010	10,762,451	—	85,120,000	3,289,402	751,427	99,923,280
Viacheslav Sinadski	2012	9,883,603	—	—	9,216,000	314,792	19,414,395
Chief Strategy Officer(7)	2011	9,639,332	—	—	4,407,177	282,849	14,329,359
	2010	9,785,182	1,105,922	31,086,037	2,930,682	170,058	45,077,880
Sergey Petrov	2012	7,147,200	—	—	6,955,200	1,749,690	15,852,090
Chief Infrastructure Officer(8)	2011	7,379,271	—	—	3,464,640	1,723,635	12,567,546
	2010	7,200,362	432,014	31,086,037	2,721,590	1,120,909	42,560,912

 2012 SUMMARY COMPENSATION TABLE (USD)

Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Option Awards(2)	Performance-Based Cash Bonuses under Non-Equity Incentive Plan(3)	All Other Compensation	Total
Boris Podolsky	2012	624,426	100,000	—	591,314	93,761	1,409,501
Chief Executive Officer(4)	2011	355,728	100,000	—	140,751	70,879	667,359
	2010	345,996	37,993	1,533,294	100,683	56,572	2,074,538
Nikolay Surikov	2012	86,653	—	—	87,013	15,601	189,267
Chief Financial Officer(5)	2011	—	—	—	—	—	—
	2010	—	—	—	—	—	—
Viacheslav Murugov	2012	491,363	—	—	143,433	98,128	732,924
Chief Content Officer(6)	2011	373,026	—	—	31,558	88,100	492,684
	2010	354,028	—	2,800,000	108,204	24,718	3,286,950
Viacheslav Sinadski	2012	317,903	—	—	296,430	10,125	624,458
Chief Strategy Officer(7)	2011	327,980	—	—	149,955	9,624	487,559
	2010	321,881	36,379	1,022,567	96,404	5,594	1,482,825
Sergey Petrov	2012	229,887	—	—	223,712	56,278	509,877
Chief Infrastructure Officer(8)	2011	251,081	—	—	117,885	58,647	427,613
	2010	236,854	14,211	1,022,567	89,526	36,872	1,400,030

(1)
The amounts in this column reflect discretionary cash bonuses.

(2)
The amounts in this column reflect the grant date fair value of stock options awarded in 2012, 2011 and 2010, respectively, and equity-based cash incentive awards that are attached to the corresponding option grants. These amounts do not represent the actual amounts paid or realized for these awards in the fiscal years 2012, 2011 or 2010. Please see "Stock-Based Compensation" in note 2 and note 15 to the financial statements included in our annual report on Form 10-K for the year ended December 31, 2012, for a detailed discussion of the assumptions used in valuing options and stock awards. In addition, please see "—Compensation Discussion and Analysis—Compensation Components—Equity Incentives—Equity-based Cash Incentive Plan".

(3)
The amounts in this column reflect annual performance-based cash bonuses.

(4)
Mr. Podolsky was appointed Chief Executive Officer effective June 14, 2012, after serving as Acting Chief Executive Officer since December 2011. Mr. Podolsky also served as Chief Financial Officer until October 1, 2012. Mr. Podolsky's salary payments in 2012, 2011 and 2010 include additional amounts required under Russian law for vacation days and business trips. "All Other Compensation" consisted of car-and-driver related expenses of $91,699 and disability insurance premiums of $2,062 in 2012; car-and-driver related expenses of $69,050 and disability insurance premiums of $1,830 in 2011; and car-and-driver related expenses of $55,000 and disability insurance premiums of $1,572 in 2010.

(5)
Mr. Surikov joined the Company as Chief Financial Officer effective October 1, 2012. Mr. Surikov's salary payments in 2012 include additional amounts required under Russian law for vacation days and business trips. "All Other Compensation" consisted of car-and-driver related expenses of $13,251 and disability insurance premiums of $2,349.

(6)
Mr. Murugov's salary payments in 2012, 2011 and 2010 include additional amounts required under Russian law for vacation days and business trips. "All Other Compensation" consisted of car-and-driver related expenses of $95,818 and disability insurance premiums of $2,311 in 2012; car-and-driver related expenses of $86,077 and disability insurance premiums of $2,023 in 2011; and car-and-driver related expenses of $23,000 and disability insurance premiums of $1,718 in 2010.

(7)
Mr. Sinadski left the Company in January 2013. Mr. Sinadski's salary payments in 2012, 2011 and 2010 include additional amounts required under Russian law for vacation days and business trips. "All Other Compensation" consisted of car-and-driver related expenses of $7,623 and disability insurance premiums of $2,502 in 2012; car-and-driver related expenses of $7,814 and disability insurance premiums of $1,811 in 2011; and car-and-driver related expenses of $3,750 and disability insurance premiums of $1,844 in 2010.

(8)
Mr. Petrov's salary payments in 2012, 2011 and 2010 include additional amounts required under Russian law for vacation days and business trips. "All Other Compensation" consisted of car-and-driver related expenses of $54,133 and disability insurance premiums of $2,145 in 2012; car-and-driver related expenses of $56,616 and disability insurance premiums of $2,031 in 2011; and car-and-driver related expenses of $35,000 and disability insurance premiums of $1,872 in 2010.

        For more information regarding the compensation paid to our named executive officers, please see the discussion under "—Compensation Discussion and Analysis" beginning on page 31.

        The following table sets forth information regarding awards made to a named executive officer during 2012 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received; all amounts shown constitute potential performance-based cash bonuses:

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2012

Estimated Future Payouts of Performance-Based Cash Bonuses Under Non-Equity Incentive Plan Awards
Name	Threshold/Target/Maximum
Boris Podolsky	$622,436
Nikolay Surikov	$87,013
Viacheslav Murugov	$478,109
Viacheslav Sinadski(1)	$296,430
Sergey Petrov	$233,033

(1)
Mr. Sinadski left the Company in January 2013.

        The amounts shown for "threshold", "target" and "maximum" are the same because, for each performance objective under our performance-based cash bonus program, the Compensation Committee established one target rather than differing levels of payouts for various levels of achievement of a specific performance objective. For a discussion of the targets, see "—Compensation Discussion and Analysis—Compensation Components—Annual Performance-Based Cash Bonuses". The actual amounts we paid in performance-based cash bonuses are reflected in the Summary Compensation Table and were as follows:

Name	Actual Payout of Performance-Based Cash Bonuses Under Non-Equity Incentive Plan for Fiscal Year 2012 ($)
Boris Podolsky	591,314
Nikolay Surikov	87,013
Viacheslav Murugov	143,433
Viacheslav Sinadski(1)	296,430
Sergey Petrov	223,712

(1)
Mr. Sinadski left the Company in January 2013.

        In February 2012, our Compensation Committee established 2012 performance criteria for tranche B options and stock appreciation rights related to our 2009 Option Plan. These equity awards were deemed granted for U.S. GAAP purposes on the date on which the performance-based vesting criteria were set. On March 4, 2013, our Compensation Committee confirmed that the performance criteria for these options and corresponding stock appreciation rights were not achieved. We did not grant any other plan-based equity incentive awards in fiscal year 2012.

        The following table sets forth certain information regarding unexercised options for each of the named executive officers outstanding as of December 31, 2012:

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Exercise Price ($)		Expiration Date
Boris Podolsky	250,000	(2)	75,000	(2)	16.80	(3)	October 22, 2019
	250,000	(2)	75,000	(2)		(4)	October 22, 2019
	400,000		—		26.81	(5)	December 10, 2017
Nikolay Surikov	—		—		—		—
	—		—		—		—
Viacheslav Murugov	950,000		—		16.80	(6)	October 22, 2019
	950,000		—			(4)	October 22, 2019
	75,000		—		26.91	(7)	May 1, 2017
Viacheslav Sinadski*	157,333	(2)	50,000	(2)	16.80	(3)	May 1, 2013
	158,033	(2)	50,000	(2)		(4)	May 1, 2013
	150,000		—		26.74	(8)	May 1, 2013
Sergey Petrov	87,450	(2)	50,000	(2)	16.80	(3)	October 22, 2019
	87,450	(2)	50,000	(2)		(4)	October 22, 2019

*
Mr. Sinadski left the Company in January 2013.

(1)
Represents the number of securities underlying unexercised options. Each stock option granted to the named executive officers represents the right to purchase one share of our common stock at a specified exercise price subject to the terms and conditions of the option agreement. For additional information on the terms and conditions of all stock options, please see the discussion under "—Potential Payments upon Termination or Change in Control" beginning on page 27.

(2)
These amounts exclude the Performance-based Tranche for 2012. On March 4, 2013, the Compensation Committee confirmed that the performance criteria for these options and corresponding stock appreciation rights were not achieved.

(3)
These stock option awards represent the right to purchase 600,000 shares, 400,000 shares, 400,000 shares and 300,000 shares of CTC Media common stock by Mr. Podolsky, Mr. Sinadski and Mr. Petrov, respectively. The options are divided into two equal tranches, tranche A and tranche B. Tranche B is further subdivided into three equal tranches, B-1, B-2 and B-3. The A tranche is subject to time-based vesting, and is deemed granted on October 22, 2009. Each of the B-1, B-2 and B-3 tranches is subject to performance-based vesting, and is deemed granted for U.S. GAAP accounting purposes on the date on which the performance-based vesting criteria are set by the Compensation Committee of our Board of Directors, which generally occurs during the first quarter of each year. Mr. Sinadski left the Company in January 2013, and may exercise up to 319,833 vested options prior to May 1, 2013.

(4)
Represent stock appreciation rights granted under the Company's 2009 Stock Incentive Plan. The stock appreciation rights are attached to the corresponding option grants described in note (3) above and provide for cash payments in respect of any appreciation of the Company's share price above $14.00 per share, capped at $16.80 per share, and are tied to the vesting and exercise of the corresponding stock options.

(5)
The exercise price per share for the option is equal to the closing trading price of our common stock as reported on The Nasdaq Global Market on Mr. Podolsky's first day of employment. The option has a term of four years and vested as to 100,000 shares on the first anniversary of the grant date and vested in 12 equal quarterly installments thereafter.

(6)
The option vested as to 333,333 shares on the grant date and vested as to 333,333 shares on the first anniversary of the grant date and 333,334 shares on the second anniversary of the grant date. The exercise price for the option is $16.80 per share and was equal to the average of the official closing price per share of common stock (as reported on the Nasdaq Global Market) for the 20 trading days immediately preceding the grant date, which represented the fair market value of one share of common stock on the grant date, as determined pursuant to the terms of the Company's 2009 Stock Incentive Plan.

(7)
The exercise price per share is equal to the closing price of our common stock on The Nasdaq Global Market on the date of grant. The option vests over three years and vested as to 25,000 shares on the first anniversary of the grant date and vested as to the balance in eight equal quarterly installments thereafter.

(8)
The exercise price per share for the option is equal to the closing price of our common stock on The Nasdaq Global Market on Mr. Sinadski's first day of employment. The option has a term of three years and vested as to 50,000 shares on the first anniversary of the grant date and vested as to the balance in eight equal quarterly installments thereafter.

        No stock options were exercised by named executive officers during 2012.

Potential Payments Upon Termination or Change in Control

        Set forth below for each of the named executive officers is a summary of potential payments and benefits each such executive officer would receive upon termination of employment or a change in control of CTC Media under certain circumstances.

        With respect to each named executive officer who was serving in such capacity as of December 31, 2012, we have assumed that the triggering event in question occurred on December 31, 2012, the last calendar day of the year.

Involuntary Termination Not for Cause

        The following is a discussion of the potential payments under current programs to each of our named executive officers in the event that such named executive officers were involuntarily terminated other than for cause.

        The following table summarizes the notice requirements and severance payments payable if such named executive officers were involuntarily terminated other than for cause.

Named Executive Officer	Notice Period	Severance Payment
Boris Podolsky	6 months	6 months of base salary
Nikolay Surikov	6 months	6 months of base salary
Viacheslav Murugov	1 month	3 months of base salary
Sergey Petrov	1 month	6 months of base salary

        In the event that Mr. Podolsky ceases to remain employed for any reason other than disability or death, he would have a period of 90 days following the date of such cessation of employment during which to exercise each outstanding option held by him. In the event that Mr. Murugov ceases to remain employed for any reason other than disability or death, he would have a period of 30 days under the option granted to him in 2007, and 90 days under the option granted to him in 2009, during which to exercise such option following the date of such cessation of employment. In the event that Mr. Petrov ceases to remain employed for any reason other than disability or death, he would have a period of 30 days under the option granted to him in 2006, and 90 days under the option granted to him in 2009, during which to exercise such option following the date of such cessation of employment.

        In order to receive payments or benefits in connection with the termination of employment, we generally require that departing executives agree not to compete with us for a period of one year after their termination date and not to solicit or induce any of our employees to terminate his employment with us for a period of two years after their termination date. In the event that either of Messrs. Podolsky or Petrov violates the non-compete and non-solicitation provisions of their respective stock option agreements governing the options granted in October 2009, such officer is required to pay us, by way of liquidated damages, an amount (in cash or shares of common stock) equal to the total value received by such officer under such stock option agreement, pursuant to one or more exercises of such option.

        Amounts Payable.    The following table indicates the amounts for which each executive officer would have been eligible had he been involuntarily terminated not for cause as of December 31, 2012. The actual amounts that would be paid out can only be determined at the time of the executive officer's involuntary termination without cause.

INVOLUNTARY TERMINATION NOT FOR CAUSE

Name	Cash Payment(1)
Boris Podolsky	$814,411(2)
Nikolay Surikov	$356,303(3)
Viacheslav Murugov	$212,763(4)
Sergey Petrov	$139,159(5)

(1)
Calculated using the exchange rate between the Russian ruble and the US dollar as set by the Central Bank of the Russian Federation on December 31, 2012, which was RUR 30.37 to $1.00.

(2)
Consists of a cash payment of six months' salary in lieu of providing six months' notice, plus a severance payment equal to six months' salary, pursuant to the employment agreement between CTC Media and Mr. Podolsky.

(3)
Consists of a cash payment of six months' salary in lieu of providing six months' notice, plus a severance payment equal to six months' salary, pursuant to the employment agreement between CTC Media and Mr. Surikov.

(4)
Consists of a cash payment of one month's salary in lieu of providing one month's notice, plus a severance payment equal to three months of salary, pursuant to the employment agreement between CTC Media and Mr. Murugov.

(5)
Consists of a cash payment of one month's salary in lieu of providing one month's notice, plus a severance payment equal to six months of salary, pursuant to the employment agreement between CTC Media and Mr. Petrov.

Death, Disability, Resignation or Retirement

        The following is a discussion of the potential payments under current programs to the named executive officers in the event of their termination of employment due to death, disability, resignation or retirement.

        None of our named executive officers would have been eligible for any cash payment in the event of his death or termination of employment due to disability, resignation or retirement as of December 31, 2012.

        With regard to outstanding stock options, should the option holder's employment terminate by reason of death or disability, then the option holder (or his estate) would have a period of 12 months following the date of such cessation of employment during which to exercise each outstanding option.

        In the event that Mr. Podolsky resigns or retires, he would have a period of 90 days following the date of such cessation of employment during which to exercise each outstanding vested option held by him, as applicable. Under the terms of their option agreements with us, Mr. Petrov and Mr. Murugov are entitled to a period of 30 days under their outstanding vested options granted to them in 2006 and 2007, and 90 days under their outstanding vested options granted to them in 2009, during which to exercise such options following their resignation or retirement.

Change in Control

        The following is a discussion of the potential payments under current programs to the named executive officers in the event of a change in control. In the event of a change of control transaction of CTC Media with another party, the vesting of all of our outstanding options would accelerate if (i) the options were not assumed by the successor corporation, or (ii) the options were not replaced with a cash incentive program of the successor corporation which preserves the spread existing on the option shares. For purposes of this discussion, we have assumed that the successor corporation would assume such options.

        With regard to each stock option granted to Messrs. Podolsky, Murugov and Petrov, in a change of control scenario where neither MTG nor any of its affiliates is the party taking control of the Company, then the option will continue to vest in accordance with its terms, except that all then unvested performance-based option shares will be reclassified as time-based option shares, and will thereafter be subject to vesting solely on the time-based vesting schedule then applicable to the time-based option shares. In addition, if the option is assumed and the optionholder's employment is terminated without "cause", as defined in the option agreement, within 120 days following the date of the consummation of the change of control, then the option will vest immediately as to all option shares.

        On March 4, 2013, our Board of Directors approved our 2013 Equity Incentive Plan (the "2013 Plan"), which provides for the grant of a variety of forms of awards to acquire up to an aggregate of 2.5 million shares of common stock. The Compensation Committee of our Board has, subject to stockholder approval of the 2013 Plan, approved an initial round of awards to our employees in the form of restricted share units ("RSUs"). As a condition to the receipt of an award under the 2013 Plan, any employee that holds an outstanding option award under our 2009 Equity Incentive Plan will be required to forfeit the unvested portion of such award; the vested portion of outstanding option awards will remain unaffected by the new program. Under the new program, the RSUs are not subject to automatic acceleration of vesting.

 Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-average Exercise Price of Outstanding Options (b)	Number of Additional Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by holders of CTC Media securities	3,178,707	17.54	3,924,203	(1)
Equity compensation plans not approved by holders of CTC Media securities	400,000	26.81	—

Total	3,578,707	18.58	3,924,203

(1)
Does not include 2.5 million shares under the 2013 Plan, which is being submitted to the stockholders for approval at the 2013 Annual Meeting.

Director Compensation

        In 2012, each non-employee director received annual fees of $100,000 for service as a director (pro-rated for their periods of service). Our Co-Chairmen and those directors who served as chairman of board committees received additional annual fees of $25,000 in 2012. These fees remained unchanged from 2011. All directors were reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors and its committees. No stock options or other stock-based awards were granted to any of our directors in 2012. In March 2013 our Compensation Committee recommended, and in April 2013 our Board approved, an increase in the additional annual fees payable to each of our Co-Chairmen from $25,000 to $85,000, effective following our 2013 Annual Meeting.

        The table below sets forth certain information concerning our 2012 fiscal year compensation of our directors.

DIRECTOR COMPENSATION FOR 2012 FISCAL YEAR

Name	Fees Earned or Paid in Cash	All Other Compensation ($)	Total ($)
Hans-Holger Albrecht	$125,000	—	$125,000
Angelo Codignoni	$125,000	—	$125,000
Dimitry Afanasiev	$100,000	—	$100,000
Tamjid Basunia	$125,000	—	$125,000
Charles J. Burdick(1)	$52,000	—	$52,000
Irina Gofman	$100,000	—	$100,000
Mathias Hermansson	$100,000	—	$100,000
Werner Klatten	$125,000	—	$125,000
Dmitry Lebedev	$100,000	—	$100,000
Jean-Pierre Morel(1)	$83,333	—	$83,333

(1)
Mr. Burdick resigned as a member of our Board of Directors effective April 27, 2012 and received pro-rated fees in 2012 for his service through that date. Mr. Morel joined our Board of Directors as a director to fill the Board vacancy created by the resignation of Mr. Burdick and received pro-rated fees in 2012 for his service from that date through the end of 2012.

Compensation Committee Interlocks and Insider Participation

        In 2012, the Compensation Committee consisted of Messrs. Albrecht, Codignoni and Burdick; following Mr. Burdick's resignation, Mr. Morel replaced Mr. Burdick on the Compensation Committee. None of the members was, at any time, an officer or employee of CTC Media or any subsidiary of CTC Media, and none of them had any relationship with CTC Media requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). No executive officer of CTC Media serves, or has served, as a member of the Board of Directors or Compensation Committee (or other committee serving an equivalent function) of any other entity which has one or more executive officers serving as a member of CTC Media's Board of Directors or Compensation Committee.

Compensation Discussion and Analysis

Introduction

        The Compensation Committee of our Board of Directors establishes our overall compensation policies and administers the compensation programs in respect of our executive officers. Our Board of Directors has adopted a Compensation Committee charter, which we have made available on our website at www.ctcmedia.ru/investors.

        The responsibilities of the Compensation Committee include:

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  reviewing and approving, or recommending for approval by our Board of Directors, the compensation and benefits of our CEO and other named executive officers, including the structure and levels of salary, bonuses and other incentive compensation, equity compensation (including awards to induce employment), executive perquisites, deferred compensation (if any), severance arrangements, change-in-control benefits and other forms of executive officer compensation;

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  overseeing the evaluation of our senior executives;

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  periodically reviewing and making recommendations to our Board of Directors with respect to incentive compensation plans and equity-based plans;

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  administering our equity incentive plans; and

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  preparing any report on executive compensation required by the rules and regulations of the SEC.

        The current members of our Compensation Committee are Mr. Morel (chairman), and the two Co-Chairmen of our Board of Directors, Mr. Albrecht and Mr. Codignoni. We believe that having the Co-Chairmen of our Board of Directors closely involved in compensation matters has allowed us to leverage their extensive understanding of our business when structuring our compensation programs. They both provide valuable insights with respect to market comparisons regarding the structure and level of compensation in the television business. Moreover, as board members designated by our two largest stockholders, which together hold the majority of our capital stock, Mr. Albrecht and Mr. Codignoni are uniquely positioned to ensure that our compensation programs are structured so as to align the interests of our executives with those of our stockholders. Under the chairmanship of Mr. Morel, who has extensive experience in the television business in Europe, we believe that our Compensation Committee is well positioned to ensure that our compensation programs serve to provide appropriate incentives to enhance stockholder value.

        Our CEO is also actively involved in the executive compensation review process. Our CEO reviews the performance of each of the executive officers (other than himself) and makes recommendations to the Compensation Committee regarding the salary, bonus and long-term incentive awards for each executive officer other than himself. Our CEO, together with his executive team, sets the salary levels of other non-executive members of management. Although the salaries of non-executive employees are set by management, the Compensation Committee monitors and oversees the overall level, composition and structure of compensation across the Company.

        The Compensation Committee has the authority to retain independent compensation consultants and to obtain independent advice and assistance from external advisors.

Philosophy and Objectives of Our Compensation Program

        Our compensation programs are designed to provide remuneration at a level and in a manner that allows us to attract and retain capable executives to operate in our highly specialized field. Success in the television industry in Russia and other CIS countries requires an intimate knowledge of the complexities of our business, including content production and acquisition, programming, network operations, affiliate relations, advertising, television station management and specialized financial and regulatory compliance and management. In addition to competing for broadcasting management talent, as a Nasdaq-listed Delaware corporation with its principal operations located in Russia, we must also compete for a relatively small number of available persons in our local market with the required knowledge of, and experience with, SEC compliance and US GAAP accounting matters. We believe that our senior executives have highly specialized backgrounds and qualifications that are critical to our success in our industry. Our compensation programs are designed to reward these executives for their roles in our success in a challenging environment, to ensure that we are able to hire and retain the best talent in our markets, and to provide appropriate incentives for superior performance and stockholder value.

        In determining total compensation packages for an executive, we consider the executive's qualifications and experience, scope of responsibilities and potential for taking on additional responsibilities, the goals and objectives established for the executive, the executive's past performance, compensation levels at comparable companies, and internal pay equity. We also consider the

Company's overall financial and operating performance. We do not have any formal policy or target for allocating between long-term and short-term compensation or between cash and different forms of non-cash compensation, but do seek an appropriate mix of base and performance-linked cash compensation, and between cash and equity incentives. Our senior executives are generally eligible for annual cash bonuses of up to 60% of their base salary (up to 100% in the case of a limited number of key executives), based on the achievement of key performance indicators set by the Committee each year. As described below, we have substantially changed our long-term equity compensation programs in 2013, with awards now being subject entirely to the achievement of defined performance objectives. The Compensation Committee believes these arrangements provide the appropriate level and mix of the various components of compensation in order to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for the Company and its stockholders. Moreover, the Compensation Committee considers third-party data to obtain a general understanding of compensation practices in the European media industry, as well as comparable businesses in Russia, including analyses specifically commissioned in 2012.

        Our Compensation Committee held numerous informal discussions in late 2012 and early 2013, and met formally in March 2013 to review our executives' performance and to recommend appropriate bonus awards in respect of 2012, to consider compensation levels and performance goals for 2013, and to agree the terms of our new equity compensation program, described below.

        Our Compensation Committee intends to continue to meet early in each fiscal year to carry out these tasks and to meet from time to time throughout each fiscal year as needed to address compensation and succession matters at the executive level as they arise.

Risk Assessment

        Our Compensation Committee has reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on our Company. In particular, our Compensation Committee believes that we have allocated our executives' compensation among base salary and short- and long-term performance-based incentives in such a way as not to encourage excessive risk taking, while providing appropriate incentives for long-term value creation. In particular, we believe that our approach to setting performance goals, establishing targets with payouts at multiple levels of performance, and our regular evaluation of performance results assist the Committee in mitigating excessive risk-taking that could harm the value of our business or reward poor judgment by our executives.

Compensation Components

        Our executive compensation packages include the following:

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  Base salary;

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  Discretionary bonuses awarded in unique circumstances;

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  Annual performance-based cash bonuses;

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  Equity and equity-based incentive awards; and

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  Other compensation.

Base Salary

        Our Compensation Committee seeks to establish base salaries for each position and level of responsibility that are competitive with those for executive officers in similar positions at comparable Moscow-based companies.

        Our Compensation Committee approved no increases in base salary for 2011 or 2012 for any of our named executives, other than Mr. Podolsky and Mr. Murugov. Mr. Podolsky served as our Chief Financial Officer from 2007 until October 2012; he was appointed to serve as Acting Chief Executive Officer in December 2011, and was appointed Chief Executive Officer in June 2012. In recognition of this increase in his responsibilities, his annual base salary was increased, effective June 2012, to $800,000 (RUR 26 million). With respect to Mr. Murugov, following a review of market rates, the Compensation Committee determined to increase his annual base salary effective July 2012 from $324,000 to $630,000 (RUR 20.5 million).

        For details relating to the base salaries of our names executives, see "—Executive Compensation—2012 Summary Compensation Table".

Discretionary CEO Bonus

        Mr. Podolsky was awarded a $100,000 bonus upon his appointment as Acting Chief Executive Officer, and an additional $100,000 bonus upon the completion of his term as Acting Chief Executive Officer (at which time he was appointed Chief Executive Officer).

Annual Performance-Based Cash Bonuses

        Our executive officers and some of our non-executive employees are eligible for annual performance-based cash bonuses. The maximum potential bonuses are generally set as a percentage of base salary; with respect to our sales personnel, annual cash bonuses are generally tied to the achievement of specific advertising sales targets.

        For 2012, executive bonuses were tied to the achievement of specified performance objectives. For several of our executive officers, these 2012 performance objectives included targeted total revenues (of RUR 24.815 billion), and targeted OIBDA margin (of 30.4%). Other performance objectives, as descibed below, were tied to specific financial, corporate or functional goals tailored to the specific roles and responsibilities of each executive. For each objective, the Compensation Committee established a single target rather than differing levels of payouts for various levels of achievement. Although executives were therefore not automatically eligible for a portion of the bonus in the case of partial achievement of a given target, the Compensation Committee retains the discretion to give full credit for a specific objective on a case-by-case basis in the event of a minor deviation from the target or in other appropriate circumstances. In March 2013, the Compensation Committee established performance objectives for 2013, which include multiple levels of potential payout in respect of certain financial performance objectives.

        Boris Podolsky.    Mr. Podolsky served as our Chief Financial Officer from 2007 until October 2012; he was appointed to serve as the Acting Chief Executive Officer in December 2011, and was appointed Chief Executive Officer in June 2012. Mr. Podolsky's maximum potential bonus for 2012 was RUR 19,351,540 ($622,436), or 100% of his 2012 base salary actually paid in all capacities. Based on the level of achievement of specified performance objectives, and taking into consideration his dual roles of CFO and CEO for much of the year, Mr. Podolsky was awarded 95% of his maximum potential bonus. His specific performance goals were as follows:

Performance Goal	Weight	Achieved?
OIBDA margin	40%	✓
Cash flow of programming to amortization	25%	✓
Incremental improvement in OIBDA vs. budget	15%	✓
Implementation of new Financial Department organizational structure	20%	✓

        In addition, Mr. Podolsky received additional discretionary bonuses totalling $200,000 in connection with his service as Acting Chief Executive Officer, as described above.

        For 2013, Mr. Podolsky's maximum potential performance-based bonus is $800,000, or 100% of his 2013 base salary, and is subject to the achievement of the following performance objectives (weighted as indicated): target OIBDA margin (30%), target total revenues (20%), development of long-term new media strategy (30%), target CTC channel audience share (10%), target Domashny channel audience share (5%), and target Peretz channel audience share (5%). With respect to the target OIBDA margin and revenue targets, half of the potential bonus will be awarded upon achievement of the specified target, and half will be awarded in the event of overperformance of at least 3% above the specified target.

        Chief Financial Officer.    Mr. Surikov joined the Company as Chief Financial Officer as of October 1, 2012. The Compensation Committee set the following performance targets for him (weighted as indicated) for the portion of 2012 during which he served: preparation of the 2013 budget for board approval (40%), preparation of annual US GAAP financial accounts (40%), and implementation of accounting function consolidation project (20%); all such objectives were achieved. Accordingly, Mr. Surikov received a cash bonus in respect of 2012 of RUR 2,705,229 ($87,013), or 100% of his 2012 base salary (pro rated for the period in office).

        For 2013, Mr. Surikov's maximum potential performance-based bonus is RUR 6,492,550, or 60% of his 2013 base salary, and is subject to the achievement of the following performance objectives (weighted as indicated): target OIBDA margin (30%), target total revenues (20%), target return on capital employed (20%), target cash conversion ratio (20%), and CEO evaluation (10%). With respect to each target except CEO evaluation, half of the potential bonus will be awarded upon achievement of the specified target, and half will be awarded in the event of overperformance of at least 3% above the specified target.

        Chief Content Officer.    Mr. Murugov's maximum potential bonus for 2012 was RUR 14,864,424 ($478,109), or 100% of his base salary. Based on the level of achievement of specified performance objectives, Mr. Murugov was awarded 30% of his maximum potential bonus, as follows:

Performance Goal	Weight	Achieved?
CTC channel audience share (all 6-54)	21%	no
CTC channel audience share (14-44)	6%	no
CTC channel amortization of programming rights	12%	no
CTC channel OIBDA margin	9%	no
CTC channel total revenues	6%	no
Sublicensing revenue	6%	no
Number of women viewers as a percentage of total target audience	10%	no
Conclusion of specified fixed programming commitments for 2013 prime time	20%	✓
Average audience share for new individual prime time products	10%	✓

        For 2013, Mr. Murugov's maximum potential performance-based bonus is $630,000, or 100% of his 2013 base salary, and is subject to the achievement of the following performance objectives (weighted as indicated): target CTC channel OIBDA margin (20%), target group OIBDA margin (10%), target CTC channel average quarterly audience share (20%), target CTC channel annual audience share (10%), target CTC channel share of women viewers (10%), development of positioning and marketing strategy and 2014 strategic programming grid (10%), target CTC channel programming margin (10%), and the CEO's evaluation (10%). With respect to the OIBDA margin targets, half of the potential bonus will be awarded upon achievement of the specified target, and half will be awarded in the event of overperformance of at least 3% above the specified target.

        Chief Strategy Officer.    Viacheslav Sinadski served as our Chief Strategy Officer during 2012, and left the Company in January 2013. Mr Sinadski's maximum potential bonus for 2012 was RUR 9,216,000 ($296,430), or 100% of his 2012 base salary. Based on the level of achievement of specified performance objectives, Mr. Sinadski was awarded 100% of his maximum potential bonus, as follows:

Performance Goal	Weight	Achieved?
OIBDA margin	6%	✓
Total revenues	6%	✓
CEO's evaluation	18%	✓
Development and approval of long-term strategy for new media	15%	✓
Preparation of new merchandising plan	9%	✓
Development and approval of long-term strategy	6%	✓
Implementation of new business planning model for 2013 budget process	40%	✓

        Yulia Mitrovich joined the Company as Chief Strategy and Digital Media Officer in January 2013. For 2013, Ms. Mitrovich's maximum potential bonus is RUR 5,954,400, or 60% of her 2013 base salary, and is subject to the achievement of the following performance objectives (weighted as indicated): target OIBDA margin (10%), target total revenues (10%), development of long-term new media strategy (30%), target total new media revenues (20%), target new media OIBDA margin (20%), and the CEO's evaluation (10%). With respect to all financial targets, half of the potential bonus will be awarded upon achievement of the specified target, and half will be awarded in the event of overperformance of at least 3% above the specified target.

        Chief Infrastructure Officer.    Mr. Petrov's maximum potential bonus for 2012 was RUR 7,245,000 ($233,033), or 100% of his 2012 base salary. Based on the level of achievement of specified performance objectives, Mr. Petrov was awarded 96% of his maximum potential bonus, as follows:

Performance Goal	Weight	Achieved?
Target increase in positive media coverage of CTC Media	9%	✓
Station Group OIBDA margin	12%	✓
Incremental improvement in Station Group OIBDA margin vs. budget	9%	✓
Group OIBDA margin	6%	✓
Total revenues	6%	✓
Target technical penetration	18%	✓
Development of reorganization proposal to streamline operations	4%	no
Development of digitalization operational model and strategy	20%	✓
Organization of new internal editing and review function to comply with requirements of new law on protecting children	16%	✓

        For 2013, Mr. Petrov's maximum potential bonus is RUR 4,347,000, or 60% of his 2013 base salary, and is subject to the achievement of the following performance objectives (weighted as indicated): target OIBDA margin (15%), target total revenues (15%), target public affairs activities (20%), target station Group OIBDA margin (20%), target CIS OIBDA margin (10%), target CIS revenues (10%), and the CEO's evaluation (10%). With respect to all financial targets, half of the potential bonus will be awarded upon achievement of the specified target, and half will be awarded in the event of overperformance of at least 3% above the specified target.

Equity Incentives

        We believe that long-term value is achieved in part through an ownership culture that encourages participation by our executives through equity-based awards.

  2013 Equity Incentive Plan—Restricted Share Unit Awards

        In March 2013, our Board of Directors adopted our 2013 Equity Incentive Plan (the "2013 Plan"). The 2013 Plan allows for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, performance share awards and restricted stock awards. The 2013 Plan provides for the authorization of awards covering an aggregate of 2,500,000 shares of common stock. The 2013 plan is being submitted to the Company's stockholders for approval at the 2013 annual meeting, and is described in further detail under the heading "Proposal Three: Aproval of 2013 Equity Incentive Plan".

        Subject to stockholder approval of the 2013 Plan, the Compensation Committee has approved an initial round of awards in the form of restricted share units ("RSU"), covering an aggregate of 2 million shares of common stock. The principal terms of the RSU awards are a follows:

        Vesting; achievement of performance objectives.    The awards will vest in three equal tranches in the first, second and third years following grant, subject to continued employment and achievement of the applicable performance objectives. The vesting of one-third of each annual tranche is subject to the achievement of each of the following performance objectives in respect of that year: target OIBDA margin, target cash conversion ratio, and revenue growth that is higher than the growth in the Russian television advertising market as a whole (in ruble terms) for the applicable year. The numerical targets for each objective will be set by the Compensation Committee for each year.

        Exercisability.    Upon vesting, the RSUs will become exercisable over a period of four years as follows: up to 30% of the total number of vested RSUs on March 31 of the first year following the grant, up to 60% of the total number of vested RSUs on March 31 of the second year following the grant, up to 80% of the total number of vested RSUs on March 31 of the third year following the grant, and up to 100% of the total number of vested RSUs on March 31 of the fourth year following the grant.

        Minimum Price Threshold.    Once exercisable, a vested RSU may only be exercised if the fair market value of one share of Common Stock has exceeded $12.00 on at least ten days (which need not be consecutive) following the grant date and prior to the applicable exercise date.

        Grants under the 2013 Plan contain "clawback" provisions that allow the Company to terminate options or recover gains realized by an executive if non-competition or non-solicitation provisions are violated during a defined period following the termination of service.

  2009 Stock Incentive Plan

        In April 2009, our stockholders approved our 2009 Stock Incentive Plan (the "2009 Plan"). The 2009 Plan allows for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, performance share awards and restricted stock awards. The 2009 Plan originally provided for the authorization of awards covering an aggregate of 7,800,000 shares of common stock. Following adoption of the 2013 Plan, no further awards will be made under the 2009 Plan, and accordingly an aggregate of 3,924,203 shares remaining available for issuance under the 2009 plan will not be used.

        Options granted under the 2009 Plan are generally divided into two equal tranches: options that vest over four years and are subject only to passage of time (with 25% of options vesting on the first anniversary and the remainder vesting on a quarterly basis over the following three years) (the "Time-based Tranche") and options that are divided into four equal sub-tranches that vest upon the achievement of certain performance criteria set by the Board of Directors for each of the four years following grant (the "Performance-based Tranche"). For accounting purposes, the grant date of the Time-Based Tranche is the date of approval, while the grant date for the Performance-Based sub-tranches is the date when the performance criteria for the relevant year are set. Our Compensation Committee expects to set the same performance criteria under our 2009 Plan and our 2013 Plan.

        In March 2012, our Compensation Committee established the 2012 performance objectives for outstanding options as follows: revenue growth in excess of the growth in the Russian television advertising market, return on capital employed, and CTC Media stock outperformance compared with a peer group stock market index. For 2012, none of the Performance-based Tranche vested.

        Grants under the 2009 Plan generally contain "clawback" provisions that allow the Company to terminate options or recover gains realized by an executive if non-competition or non-solicitation provisions are violated during a defined period following the termination of service.

  Equity-based Cash Incentive Plan

        At the end of 2009, our Compensation Committee approved a program to provide for potential additional cash payments to participants. As amended, this plan provides that each recipient of an option granted in October 2009 (including both Time-based and Performance-based tranches) receive a stock appreciation right (a "Stock Appreciation Right" or "SAR") granted potential cash payments in respect of any appreciation of the Company's share price above $14.00 per share, capped at $16.80 per share, and tied to both the vesting and exercise of the corresponding stock options. The Compensation Committee has the authority to permit separate exercise of such right at its discretion.

Other Compensation

        As is common for companies based in Moscow, we provide several of our executives with the exclusive use of cars and/or drivers. For details relating to the cost to us of providing this perquisite, see "—Executive Compensation—2012 Summary Compensation Table".

Change in Control/Termination-Based Compensation

        Acceleration of Vesting of Equity Awards.    Our standard form of option agreement under our 2009 Plan provides in the event that we are subject to a change of control in which none of MTG or its affiliates is the party taking control that the following apply: Where the option does not otherwise remain in force, if the acquiror does not assume the option (or replace it with a cash or equity incentive of substantially the same economic benefit), the option accelerates in full. If the acquiror does assume the option (or it otherwise remains in force), (a) the shares subject to performance-based vesting will automatically be reclassified such that they remain subject only to time-based vesting, and (b) if the optionee's employment with the Company or the acquiror is terminated without cause within 120 days following such change of control, the option will vest in full.

        Termination-based Payments.    Each of our executives has an employment contract with us. Those employment contracts require us to provide the executive with a minimum period of notice, generally ranging from two weeks to six months, before we terminate their employment agreements, unless we are terminating them for cause. In addition to compensation during these notice periods, our Chief Infrastructure Officer is entitled to a severance payment of six months' base salary if we terminate him without cause.

Section 162(m)

        The Internal Revenue Service, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction for compensation in excess of $1.0 million paid to our CEO and to each other officer (other than the CEO and CFO) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among our three most highly paid executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. All of our highly compensated employees are based in Russia and most are employed by our Russian subsidiaries, as well as (in some cases) our U.S. parent company, and receive some or all of their salaries from our Russian subsidiaries. We do not seek a deduction on our United States tax returns for such compensation paid to them by our Russian subsidiaries. In those cases in which some or all of an employee's compensation is allocated to our U.S. parent company and in connection with which we do seek a deduction, we have chosen to structure the compensation without regard to Section 162(m), but we may revisit that approach in the future.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Exchange Act of 1934 with the Company's management. Based on this review and discussion, the Compensation Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

        By the Compensation Committee of the Board of Directors:

Jean-Pierre Morel, Chairman
Hans-Holger Albrecht
Angelo Codignoni

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        On March 4, 2013, the Audit Committee appointed Ernst & Young LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Ernst & Young LLC was our independent registered public accounting firm for the fiscal year ended December 31, 2012.

        Representatives of Ernst & Young LLC are expected to be present at the Annual Meeting or to participate by teleconference, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. In the event that the ratification of the appointment of Ernst & Young LLC as our independent registered public accounting firm is not obtained at the Annual Meeting, our Board of Directors will reconsider its appointment.

BOARD RECOMMENDATION

        OUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013 IS IN THE BEST INTERESTS OF CTC MEDIA AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL THREE:

APPROVAL OF 2013 EQUITY INCENTIVE PLAN

        On March 4, 2013, our Board of Directors adopted, subject to stockholder approval, the 2013 Equity Incentive Plan (the "2013 Plan"). Up to 2.5 million shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2013 Plan.

        The 2013 Plan is intended to replace the Company's 2009 Stock Option Plan (the "2009 Plan"), which expires by its terms on February 25, 2019. Upon the replacement of the 2009 Plan by the 2013 Plan, all then vested outstanding options will remain in effect, but no additional option grants may be made under the 2009 Plan. As a condition to the receipt of an award under the 2013 Plan, any employee that holds an outstanding option award under the 2009 Plan will be required to forfeit the unvested portion of such award; the vested portion of outstanding option awards will remain unaffected by the new program.

        In addition, on March 4, 2013 our Board of Directors approved an open market stock repurchase program, pursuant to which we will repurchase up to 2.5 million shares of Common Stock in the market for use under the 2013 Plan.

        The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

BOARD RECOMMENDATION

        OUR BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE 2013 PLAN IS IN THE BEST INTERESTS OF CTC MEDIA AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2013 PLAN.

 Description of the 2013 Plan

        The following is a brief summary of the 2013 Plan. This summary is qualified in its entirety by reference to the 2013 Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). In addition, a copy of the 2013 Plan may be obtained from the Secretary of the Company.

  Types of Awards

        The 2013 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units ("RSUs") and other stock-based awards as described below (collectively, "Awards").

        Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 2013 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a "cashless exercise" through a broker, (ii) subject to certain conditions, surrender to the Company of shares of Common Stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

        Stock Appreciation Rights.    A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an Option.

        Restricted Stock Awards.    Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

        Restricted Stock Unit Awards.    Restricted Stock Unit Awards entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

        Other Stock-Based Awards.    Under the 2013 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future.

  Transferability of Awards

        Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant.

  Eligibility to Receive Awards

        Employees, officers, directors, consultants and advisors of the Company are eligible to be granted Awards under the 2013 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

  Plan Benefits

        The granting of Awards under the 2013 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group. The Compensation Committee of our Board has, subject to stockholder approval of the 2013 Plan, approved an initial round of awards to 25 employees in the form of RSUs to acquire up to 2.0 million shares of Common Stock.

        On April 4, 2013, the last reported sale price of the Company Common Stock on the Nasdaq Global Select Market was $11.69.

  Administration

        The 2013 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2013 Plan and to interpret the provisions of the 2013 Plan. Pursuant to the terms of the 2013 Plan, the Board of

Directors may delegate authority under the 2013 Plan to one or more committees or subcommittees of the Board of Directors.

        Subject to any applicable limitations contained in the 2013 Plan, the Board of Directors or any committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

        The Board of Directors is required to make appropriate adjustments in connection with the 2013 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2013 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board of Directors may take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder's Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder's outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

        The Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2013 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

  Amendment or Termination

        No Award may be made under the 2013 Plan after March 4, 2023 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2013 Plan provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

        If Stockholders do not approve the adoption of the 2013 Plan, the 2013 Plan will not go into effect, and the Company will not grant any Awards under the 2013 Plan. In such event, the Board of

Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences to the Company

        There will be no tax consequences to us except that we may be entitled to a deduction when a participant has compensation income.

OTHER MATTERS

        Our Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

        All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act ("Section 16(a)") requires executive officers, directors, and stockholders who beneficially own more than ten percent (10%) of the Company's stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the SEC and any national securities exchange on which our securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms they file.

        The following is a list of the late filings of Section 16(a) reports since the beginning of 2012 by our executive officers and directors that were serving as of December 31, 2012:

  •
  Jean-Pierre Morel, a member of our Board of Directors, filed a late Form 3 to report his appointment to our Board of Directors on April 27, 2012. No transactions were required to be reported thereon.

  •
  Nikolay Surikov, our CFO, filed a late Form 3 to report his appointment on October 1, 2012. No transactions were required to be reported thereon.

Stockholder Proposals for the 2014 Annual Meeting

        Proposals of stockholders intended to be presented at the 2014 Annual Meeting of Stockholders must be received by us at our principal office in Moscow, Russia not later than December 9, 2013, for inclusion in the proxy statement for that meeting.

        In addition, our By-Laws (which are on file with the SEC) require that CTC Media be given advance notice of matters that stockholders wish to present for action at an Annual Meeting of stockholders (other than matters included in CTC Media's proxy statement in accordance with Rule 14a-8 of the Exchange Act). The required written notice must be delivered to the Company Secretary at our principal offices between December 28, 2013 and January 28, 2014; provided that if the 2013 Annual Meeting of Stockholders occurs before April 5, 2014 or after June 26, 2014, such notice must be received no earlier than the 120th day prior to the 2014 Annual Meeting of Stockholders and no later than the close of business on the later of the 90th day prior to the 2014

Annual Meeting of Stockholders or the tenth day following the day on which notice of the date of the 2014 Annual Meeting of Stockholders was made, whichever first occurs.

Delivery of Security Holder Documents

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: CTC Media, Inc., 31A Leningradsky Prospekt, Moscow, 125284 Russia, Attn: Investor Relations; email: ir@ctcmedia.ru, tel: +7 (495) 783 3650. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, phone number or email address.

                      By Order of the Board of Directors

                      Boris Podolsky
                       Chief Executive Officer

April 11, 2013

        THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, OR TO VOTE ONLINE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

EXHIBIT A

CTC MEDIA, INC.

2013 Equity Incentive Plan

1.     Purpose

        The purpose of this 2013 Equity Incentive Plan (the "Plan") of CTC Media, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2.     Eligibility

        All of the Company's employees, officers and directors are eligible to be granted options, stock appreciation rights ("SARs"), restricted stock, restricted stock units ("RSUs") and other stock-based awards (each, an "Award") under the Plan. Consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 (or any successor form)) are also eligible to be granted Awards. Each person who receives an Award under the Plan is deemed a "Participant".

3.     Administration and Delegation

  (a)
  Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards, to adopt forms of agreements for Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

  (b)
  Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.     Stock Available for Awards

  (a)
  Number of Shares.    Subject to adjustment under Section 9, Awards may be made under the Plan for up to 2,500,000 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"); any or all of such Awards may be in the form of Incentive Stock Options. If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any

    Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the U.S. Internal Revenue Code of 1986, as amended, and any regulations thereunder (the "Code"). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

  (b)
  Per-Participant Limit.    Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 2,500,000. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder ("Section 162(m)").

  (c)
  Substitute Awards.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.     Stock Options

  (a)
  General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

  (b)
  Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of CTC Media, Inc., any of CTC Media, Inc.'s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

  (c)
  Exercise Price.    The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

  (d)
  Vesting; Duration and Other Terms and Conditions of Options.    Each Option will become exercisable ("vest") upon satisfaction of such time-based vesting conditions and/or the achievement of such performance-based objectives as may be determined by the Board in the applicable option agreement. No Option shall be exercisable after the tenth anniversary of its grant date. Each Option shall be subject to such additional terms and conditions as the Board may specify in the applicable option agreement.

  (e)
  Post-Service Exercise of Option.    Except as the Board may otherwise determine or provide, if a Participant ceases to be an employee, officer, director or qualifying consultant or advisor to the Company, such Participant shall have a period of 90 days following such cessation of service to exercise then exercisable portions of his or her Option.

  (f)
  Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

  (g)
  Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

  (1)
  in cash or by check, payable to the order of the Company;

  (2)
  except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash sufficient to pay the exercise price and any required tax withholding;

  (3)
  to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value as determined by (or in a manner approved by) the Board, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

  (4)
  to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of "net exercise" to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise;

  (5)
  to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

  (6)
  by any combination of the above permitted forms of payment.

  (h)
  Fair Market Value.    'Fair Market Value' of a share of Common Stock for purposes of the Plan will be determined as follows:

  (1)
  if the Common Stock trades on a national securities exchange, at the Board's election, either (A) the closing sale price (for the primary trading session) on the date of grant or (B) an average of the closing sale prices (for the primary trading session) for a specified number of trading days (as determined by the Board) either before or after the date of grant; or

  (2)
  if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

    (3)
    if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board or Committee may expressly determine otherwise.

        For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of "closing sale price" or "bid and asked prices" if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

6.     Stock Appreciation Rights.

  (a)
  General.    The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock over the Measurement Price established pursuant to Section 6(c). The date as of which such appreciation is determined shall be the exercise date.

  (b)
  Grants.    SARs may be granted in tandem with, or independently of, Options granted under the Plan.

  (c)
  Measurement Price.    The Board shall establish the Measurement Price of each SAR and specify it in the applicable SAR agreement (the "Measurement Price"). The Measurement Price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with a Measurement Price to be determined on a future date, the Measurement Price shall be not less than 100% of the Fair Market Value on such future date.

  (d)
  Duration of SARs.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement but in no event shall any SAR expire later than the tenth anniversary of its grant date.

  (e)
  Exercise of SARs.    SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.     Restricted Stock; Restricted Stock Units.

  (a)
  General.    The Board may grant Awards entitling recipients to acquire shares of Common Stock ("Restricted Stock"), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests ("Restricted Stock Units") (Restricted Stock and Restricted Stock Units are each referred to herein as a "Restricted Stock Award").

  (b)
  Terms and Conditions for All Restricted Stock Awards.    The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price.

  (c)
  Additional Provisions Relating to Restricted Stock.

  (1)
  Dividends.    Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock ("Accrued Dividends") shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

  (2)
  Stock Certificates.    The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

  (d)
  Additional Provisions Relating to Restricted Stock Units.

  (1)
  Settlement.    Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company such number of shares of Common Stock or an amount of cash equal to the Fair Market Value of such number of shares of Common Stock, as provided in, and subject to any further terms and conditions contained in, the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Code Section 409A.

  (2)
  Voting Rights.    A Participant shall have no voting rights with respect to any Restricted Stock Units.

  (3)
  Dividend Equivalents.    To the extent specifically provided by the Board, in its sole discretion, in the applicable Award agreement, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock ("Dividend Equivalents"). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.     Other Stock-Based Awards

        Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants ("Other Stock-Based Awards"), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9.     Adjustments for Changes in Common Stock and Certain Other Events.

  (a)
  Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the Measurement Price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

  (b)
  Reorganization Events.

  (1)
  Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

  (2)
  Consequences of a Reorganization Event on Awards Other than Restricted Stock.    In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant's unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant's Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price or Measurement Price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price or Measurement Price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

      For purposes of clause (i) above, an Award other than Restricted Stock shall be considered assumed if, following consummation of the Reorganization Event, the Award confers the right to purchase, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or vesting of Awards to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

    (3)
    Consequences of a Reorganization Event on Restricted Stock.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Award of Restricted Stock shall inure to the benefit of the Company's successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Award of Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Award of Restricted Stock or any other agreement between a Participant and the Company either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Award of Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Awards of Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10.   General Provisions Applicable to Awards

  (a)
  Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust, or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

  (b)
  Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

  (c)
  Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

  (d)
  Termination of Status.    The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

  (e)
  Withholding.    The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or by attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

  (f)
  Amendment of Award.

  (1)
  The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant's consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant's rights under the Plan or (ii) the change is permitted under Section 9 hereof.

  (2)
  Unless such action is approved by the Company's stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option or SAR granted under the Plan to provide an exercise or Measurement price per share that is lower than the then-current exercise or Measurement price per share of such outstanding Option or SAR, (2) cancel any outstanding option or stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or stock appreciation right, (3) cancel in exchange for a cash payment any outstanding Option or SAR with an exercise price or Measurement per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of the NASDAQ.

  (g)
  Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

  (h)
  Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

11.   Miscellaneous

  (a)
  No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

  (b)
  No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

  (c)
  Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the expiration of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

  (d)
  Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until such amendment shall have been approved by the Company's stockholders. In addition, if at any time the approval of the Company's stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.

  (e)
  Provisions for Non-US Participants.    The Board may modify Awards granted to Participants who are Non-US nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

  (f)
  Compliance with Code Section 409A.    No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

  (g)
  Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.